UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

KITE REALTY GROUP TRUST

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March 31, 2021
Dear Fellow Shareholder:
I am pleased to invite you to the 2021 Annual Meeting of Shareholders of Kite Realty Group Trust, which will be held on Wednesday, May 12, 2021, at 9:00 a.m. EDT at 30 South Meridian Street, Indianapolis, Indiana 46204. At the meeting, shareholders will vote on the business items listed in the notice of the meeting on the following page.
I sincerely hope that you will attend and participate in the meeting. However, whether you plan to attend or not, it is important that your shares be represented and voted. Accordingly, please vote your shares. We have elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules instead of mailing printed copies of those materials to each shareholder. We have sent to our shareholders a Notice of Internet Availability of Proxy Materials that provides instructions on how to access our proxy materials, which are available on the Internet at www.proxyvote.com.
I encourage you to review these materials carefully and to follow the voting instructions in the proxy statement to ensure that your votes are counted.
I look forward to seeing you at the annual meeting.
Sincerely,
John A. Kite
Chairman of the Board and Chief Executive Officer

KITE REALTY GROUP TRUST
30 South Meridian Street, Suite 1100
Indianapolis, Indiana 46204

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 12, 2021

Dear Shareholder:
You are cordially invited to attend our 2021 annual meeting of shareholders, which will be held as follows:
WHEN:	• 9:00 a.m. EDT on Wednesday, May 12, 2021
WHERE:	• Offices of Kite Realty Group Trust • 30 South Meridian Street, Indianapolis, Indiana 46204
ITEMS OF BUSINESS:
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Elect ten trustees to serve one-year terms expiring in 2022;

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Approve, on an advisory basis, the compensation of our named executive officers;

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Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

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Transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

WHO CAN VOTE:	• Shareholders of record at the close of business on March 17, 2021, will be entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.
VOTING BY PROXY:
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Pursuant to the U.S. Securities and Exchange Commission’s “notice and access” rules, shareholders may access our proxy statement, the proxy card and our 2020 annual report online at www.proxyvote.com.

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If you received printed materials you may vote by mail by marking, signing and dating your proxy card and returning it promptly in the postage-paid envelope provided, by telephone by following the “Vote by Phone” instructions on the proxy card, or online by following the “Vote by Internet” instructions on the proxy card.

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Whether or not you plan to attend the annual meeting, we urge you to vote now. If you attend the meeting, you may withdraw your proxy and vote in person, if you so desire.

UPDATES:
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The Company intends to hold its annual meeting in person, but is sensitive to the public health and travel concerns shareholders may have and the protocols that federal, state and local governments have and may continue to impose regarding the COVID-19 outbreak. If the Board of Trustees of the Company decides that it is not possible or advisable to hold the annual meeting in person, the Company will announce the alternative meeting arrangements as promptly as practical through a press release, Form 8-K filing and disclosure on its investor relations website. These alternate arrangements may include holding the meeting by means of a virtual-only meeting or adding a webcast component to the in-person meeting. You are encouraged to monitor the Company’s investor relations website at http://ir.kiterealty.com/ for updated information about the annual meeting.

By Order of the Board of Trustees,
Heath R. Fear
Executive Vice President, Chief Financial Officer and Corporate Secretary

i

ii

PROXY STATEMENT

ABOUT THE MEETING: QUESTIONS & ANSWERS

Why am I receiving this proxy statement?
This proxy statement contains information related to the solicitation of proxies for use at our 2021 annual meeting of shareholders, to be held at 9:00 a.m. EDT on Wednesday, May 12, 2021, at 30 South Meridian Street, Indianapolis, Indiana 46204, for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. This solicitation is made by Kite Realty Group Trust on behalf of our Board of Trustees (the “Board”). “We,” “our,” “us,” and the “Company” refer to Kite Realty Group Trust. This proxy statement, the proxy card and our 2020 annual report to shareholders are first being mailed and made available online to shareholders beginning on or about March 31, 2021.
What am I being asked to vote on, and what are the Board’s voting recommendations?
Proposal	Proposal Description	Board’s Voting Recommendation
Proposal 1: Election of Trustees	The election of ten trustees to our Board	“FOR”
Proposal 2: Advisory Vote on Executive Compensation	The approval, on an advisory basis, of the compensation of our “named executive officers” (or “NEOs”)	“FOR”
Proposal 3: Ratification of the Appointment of KPMG LLP	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021	“FOR”
Who is entitled to vote at the annual meeting?
The close of business on March 17, 2021, is the record date for the annual meeting. Only holders of record of our common shares at the close of business on the record date are entitled to receive notice of, to attend and to vote at the annual meeting. Our common shares constitute the only class of securities entitled to vote at the meeting.
What are the voting rights of shareholders?
Each common share outstanding on the record date entitles its holder to cast one vote on each matter to be voted on at the annual meeting.

Who can attend the annual meeting?
All holders of our common shares at the close of business on March 17, 2021, the record date for the annual meeting, or their duly appointed proxies, are authorized to attend the annual meeting. If you attend the meeting, you may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted at the meeting.
Please also note that if you hold your shares in “street name” (that is, through a bank, broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your share ownership as of March 17, 2021.
The Company intends to hold its annual meeting in person, but is sensitive to the public health and travel concerns shareholders may have and the protocols that federal, state and local governments may impose regarding the COVID-19 outbreak. If the Board decides that it is not possible or advisable to hold the annual meeting in person, the Company will announce the alternative meeting arrangements as promptly as practical through a press release, Form 8-K filing and disclosure on the Company’s investor relations website. These alternate arrangements may include holding the meeting by means of a virtual-only meeting or adding a webcast component to the in-person meeting. You are encouraged to monitor the Company’s investor relations website at http://ir.kiterealty.com/ for updated information about the annual meeting.
What will constitute a quorum at the annual meeting?
The presence at the meeting, in person or by proxy, of shareholders entitled to cast a majority of the common shares outstanding on March 17, 2021, will constitute a quorum, permitting the shareholders to conduct business at the meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares.
As of the March 17, 2021 record date, there were 84,486,182 common shares outstanding.
How do I vote?
If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the shareholder of record with respect to those shares and the Proxy Notice was sent directly to you by us. In that case, you may instruct the proxy holders named in the proxy card (the “Proxy Agents”) how to vote your common shares in one of the following ways:
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Vote online.   You can access proxy materials and vote at www.proxyvote.com. To vote online, you must have the shareholder identification number provided in the Proxy Notice.

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Vote by telephone.   You also have the option to vote by telephone by calling 1-800-690-6903.

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Vote by regular mail.   If you received printed materials and would like to vote by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

Proxies submitted over the internet, by telephone or by mail must be received by 11:59 p.m. EDT on Tuesday, May 11, 2021.
If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Proxy Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. You should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee. You may also attend the meeting and vote in person if you bring the required proxy, as discussed below.
How are proxy card votes counted?
If your proxy card is properly completed and submitted, and not subsequently revoked, it will be voted as directed by you. If the proxy is submitted but voting instructions are not made, the persons designated as proxy holders on the proxy card will vote “FOR” the election of all nominees for our Board named in this proxy statement; “FOR” the advisory vote on executive compensation; “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and as recommended by our Board with regard to any other matters that may properly come before the meeting, or, if no such recommendation is given, in the Board’s own discretion. If the proxy is submitted and voting instructions are made for some, but not all, of the proposals, as to matters in which instructions are given, the proxy will be voted in accordance with those instructions, and for all other proposals, the proxy will be voted as described in the prior sentence.
If your common shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, under applicable rules of the New York Stock Exchange (the “NYSE”) (the exchange on which our common shares are traded), the brokers will vote your shares according to the specific instructions they receive from you. If a broker that holds common shares for a beneficial owner does not receive voting instructions from that owner at least 10 days prior to the annual meeting, the broker may vote on the proposal only if it is considered a “routine” matter under the NYSE’s rules. On non-routine matters, nominees do not have discretionary voting power and cannot vote without instructions from the beneficial owners, resulting in a so-called “broker non-vote.” Pursuant to the rules of the NYSE, the election of trustees and the approval of the compensation of our named executive officers are “non-routine” matters, and a brokerage firm may not vote without instructions from its client on these matters, resulting in a broker non-vote. In contrast, ratification of the appointment of an independent registered public accounting firm is considered a “routine” matter under NYSE’s rules, which means that a broker has discretionary voting authority to the extent it has not received voting instructions from its client on the matter.
If I plan to attend the annual meeting, should I still vote by proxy?
Yes. Voting in advance does not affect your right to attend the annual meeting. If you submit your proxy card and also attend the annual meeting, you do not need to vote again at the annual meeting unless you want to change your vote. Written ballots will be available at the meeting for shareholders of record. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you may vote your shares in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions prior to the meeting as described above so that your vote will be counted if you later decide not to attend the annual meeting.
Will any other matters be voted on?
The proposals set forth in this proxy statement constitute the only business that the Board intends to present at the annual meeting. The proxy does, however, confer discretionary authority upon the persons designated as proxy holders on the proxy card, or their substitutes, to vote on any other business that may properly come before the meeting. If the annual meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy.
May I change or revoke my vote after I submit my proxy card?
Yes. You may revoke a previously granted proxy at any time before it is exercised by (i) delivering a written notice of revocation to our Secretary at 30 South Meridian Street, Suite 1100, Indianapolis, Indiana 46204, (ii) delivering a duly executed proxy bearing a later date to us or (iii) attending the meeting and voting in person. If your common shares are held by a broker, bank or any other persons holding common shares on your behalf, you must contact that institution to revoke a previously authorized proxy.
Who is soliciting the proxies and who pays the costs?
The enclosed proxy for the annual meeting is being solicited by the Board. Proxies also may be solicited, without additional compensation, by our trustees and officers by mail, telephone or other electronic means or in person. We are paying the costs of this solicitation, including the preparation, printing, mailing and website hosting of proxy materials. It is anticipated that banks, brokers and other custodians, nominees and fiduciaries will forward proxy materials to the beneficial owners of our common shares to obtain their voting instructions and that we will reimburse such persons for their out-of-pocket expenses.
You should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this proxy statement is accurate as of any date other than the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

PROPOSAL 1: ELECTION OF TRUSTEES

Our Board is currently comprised of ten trustees, each with terms expiring at the 2021 annual meeting.
The nominees, all of whom are currently serving as trustees of the Company, have been recommended by our Board for reelection to serve as trustees for one-year terms until the 2022 annual meeting of shareholders and until their successors are duly elected and qualified.
NOMINEES FOR ELECTION AT THE 2021 ANNUAL MEETING

The nominees for election at the 2021 annual meeting are:
 1.
John A. Kite

 2.
William E. Bindley

 3.
Derrick Burks

 4.
Victor J. Coleman

 5.
Lee A. Daniels

 6.
Christie B. Kelly

 7.
David R. O’Reilly

 8.
Barton R. Peterson

 9.
Charles H. Wurtzebach

10.
Caroline L. Young

Based on its review of the relationships between the trustee nominees and the Company, the Board has affirmatively determined that all of our trustee nominees except for Mr. John A. Kite are “independent” trustees under the rules of the NYSE.
The Board knows of no reason why any nominee would be unable to serve as a trustee. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board. Alternatively, the Board may, as permitted by our bylaws, decrease the size of our Board.

The names, principal occupations and certain other information about the trustee nominees, as well as the key qualifications that led our Corporate Governance and Nominating Committee and our Board to conclude that such person is qualified to serve as a trustee, are set forth below.
JOHN A. KITE Chairman of the Board of Trustees and Chief Executive Officer Age: 55 Trustee Since: 2004 Committees: None

Background:
Mr. Kite has served as Chairman of the Board since December 2008, as a trustee since our formation in March 2004, and as our Chief Executive Officer since our initial public offering in August 2004. He also served as our President from our initial public offering until December 2008. From 1997 to our initial public offering in 2004, he served as President and Chief Executive Officer of our predecessor and other affiliated companies (the “Kite Companies”). Mr. Kite is responsible for the Company’s strategic planning, operations, acquisitions and capital markets activities. Mr. Kite began his career in 1987 at Harris Trust and Savings Bank in Chicago, and he holds a B.A. degree in Economics from DePauw University.

Qualifications:
Mr. Kite’s long tenure as our company’s leader provides us with stability and continuity. In particular, Mr. Kite has in-depth, long-standing knowledge of our assets, operations, markets and employees. Mr. Kite continues to provide our Board and management team with invaluable experience in managing and operating our real estate company.

WILLIAM E. BINDLEY Lead Independent Trustee Age: 80 Trustee Since: 2004 Committees: Compensation Committee (Chair), Corporate Governance and Nominating Committee

Background:
Mr. Bindley has served as our Lead Independent Trustee since our initial public offering in August 2004. He has been Chairman of Bindley Capital Partners, LLC, a private equity investment firm headquartered in Indianapolis, Indiana, since 2001. Mr. Bindley is also a Founder and Current Chairman of Guardian Pharmacy Services, a privately held provider of specialty pharmacy services to long-term care communities. It is the largest privately held long term care pharmacy in the United States. Mr. Bindley also founded Priority Healthcare Corporation, a NASDAQ-listed national provider of bio-pharmaceuticals and complex therapies for chronic disease states. He served as Chairman of Priority Healthcare from 1995 to 2002, Chief Executive Officer from 1994 to 1997 and President from May 1996 to July 1996. Mr. Bindley was the Chairman, President, Chief Executive Officer and founder of Bindley Western Industries, Inc., a national pharmaceutical distributor and nuclear pharmacy operator that was a NYSE Fortune 200 company at the time of its merger into Cardinal Health, Inc. in February 2001. He previously served on the boards of Cardinal Health, Inc., Key Bank, NA, Bindley Western Industries, Priority Healthcare Corporation, and Shoe Carnival, Inc. He received both a B.S. degree in Industrial

Economics and a Doctor of Management (H.C.) degree from Purdue University. He also completed the Wholesale Management Program at the Graduate School of Business at Stanford University. He is the past Vice Chairman of the United States Ski and Snowboard Association and serves on the President’s Advisory Council at Purdue University.

Qualifications:
Mr. Bindley, through his extensive experience in leading health-care focused companies, brings our Board valuable insight into the operations of businesses outside of the real estate sector. Further, Mr. Bindley brings to our Board extensive public company leadership experience and is particularly well-equipped to address matters such as public company governance and compensation matters. In addition, his leadership of Bindley Capital Partners, LLC provides our Board insight into the investment community and experience with financial matters.

DERRICK BURKS Independent Trustee Age: 64 Trustee Since: 2021 Committees: None

Background:
Mr. Burks was a partner at Ernst & Young, LLP, a public accounting firm, from June 2002 until his retirement in June 2017 and served as the managing partner of the Indianapolis office from 2004 to 2017. From 1978 to 2002, Mr. Burks was employed by Arthur Andersen LLP, a public accounting firm, where he served for three years as the managing partner of the Indianapolis office. Mr. Burks has been a director of Equity LifeStyle Properties, Inc. (NYSE symbol: ELS), a real estate investment trust, since February 2021. Mr. Burks was previously a director of Vectren Corporation, a publicly traded regional energy company, from 2017 until the time of its sale in 2019 and was a member of its Audit Committee and Finance Committee. He is a former member of the American Institute of CPAs and the Indiana CPA Society and a former Commissioner of the Indiana State Board of Accountancy. Mr. Burks has been a member of the board of directors of the Indiana University Foundation since 2019 and a member of the board of directors of Regenstrief Foundation since 2020. He is and has been actively involved in civic and community activities working with various agencies, including Indiana University’s Kelley School of Business Dean’s Advisory Council. Mr. Burks holds a Bachelor of Science in Accounting from Indiana University.

Qualifications:
Throughout his career, Mr. Burks has served companies in various industries, including energy, manufacturing, mass merchandising, and logistics with a focus for more than 25 years in real estate (REITs). Mr. Burks’ business experience, spanning small businesses, large international corporations and public companies, and his extensive merger and acquisition, capital markets, enterprise risk and SEC expertise, particularly in the REIT space, allows him to bring valuable insight to our Board.

VICTOR J. COLEMAN Independent Trustee Age: 59 Trustee Since: 2012 Committees: Compensation Committee

Background:
Mr. Coleman has served as Chief Executive Officer and Chairman of the Board of Los Angeles-based Hudson Pacific Properties, Inc. (NYSE symbol: HPP), a real estate investment trust, since its IPO in 2010. Previously, Mr. Coleman founded and served as a managing partner of HPP’s predecessor, Hudson Capital, LLC, a private real estate investment company based in Los Angeles. In 1990, Mr. Coleman co-founded and led Arden Realty, Inc. as its President and Chief Operating Officer and as a director, taking that company public on the NYSE in 1996 and selling it in 2006. Mr. Coleman is an active community leader and is on the Founding Board of Directors for the Ziman Center for Real Estate (from 2004 to the present) at the UCLA Anderson School of Management, and also serves on the Boards of the Ronald Reagan UCLA Medical Center, the Fisher Center for Real Estate and Urban Economics, Los Angeles Sports & Entertainment Commission and the Los Angeles Chapter of the World Presidents’ Organization. In 2015, Mr. Coleman was awarded the City of Hope’s 2015 Spirit of Life Award presented by the Los Angeles Real Estate & Construction Industries Council, and the 2019 Real Star of Hollywood Award from the Friends of the Hollywood Central Park. Mr. Coleman’s experience as a director also includes service on the board of other publicly traded real estate investment trusts, or REITs, such as Douglas Emmett, Inc. (from 2006 to 2009). Mr. Coleman is also an investor in the Vegas Golden Knights, a National Hockey League team. He holds a Master of Business Administration degree from Golden Gate University and a Bachelor of Arts in History from the University of California, Berkeley.

Qualifications:
Mr. Coleman’s significant real estate experience is a great asset to our company and our Board. Mr. Coleman brings critical real estate investment industry expertise to our company. He also has keen insight into the investment community as the chairman and chief executive officer of a publicly listed real estate investment trust.

LEE A. DANIELS Independent Trustee Age: 79 Trustee Since: 2014 Committees: Corporate Governance and Nominating Committee

Background:
Mr. Daniels is the managing principal of Lee Daniels & Associates, LLC, a consulting firm for government and community relations, which he founded in 2007. Prior to forming his current company, Mr. Daniels practiced law for over forty years, during which time he was an equity partner at Bell Boyd & Lloyd; Katten Muchin & Zavis; and Daniels & Faris. Mr. Daniels also was a principal in a commercial real estate firm from 2007 to 2012. He served in the Illinois House of Representatives from
1975 - 2007, was Speaker of the House from 1995 to 1997, and was House Republican Leader from 1983 to 2003. He also served as Special Assistant Attorney

General for the State of Illinois from 1971 to 1974. Mr. Daniels currently serves on the Board of Directors for Inland Real Estate Income Trust, Inc., where he is the Lead Independent Director, Chairman of the Nominating and Governance Committee and member of the Audit Committee. He also serves as a member and Chairman of the Board of Directors of Haymarket Center, a nonprofit behavioral treatment center located in Chicago. Mr. Daniels previously served on the Board of Directors for Inland Diversified Real Estate Trust, Inc., the Elmhurst Memorial Healthcare Board of Trustees, the Elmhurst Memorial Healthcare Board of Governors, the Elmhurst Memorial Hospital Foundation Board, the Presidential Search Committee for the College of DuPage, the Suburban Bank and Trust Company of Elmhurst Board of Directors, the Elmhurst Federal Savings and Loan Association Board of Directors, and the DuPage Easter Seals Board of Directors. Mr. Daniels received his bachelor’s degree from the University of Iowa and his law degree from The John Marshall Law School in Chicago. He received a Distinguished Alumni Award from both The John Marshall Law School and the University of Iowa, and an Honorary Doctor of Laws from Elmhurst College.

Qualifications:
Based on his years of legal practice, experience as a director of publicly-registered real estate investment trusts, experience as a commercial real estate broker and service in the government, Mr. Daniels is well-qualified to serve as a member of our Board

CHRISTIE B. KELLY Independent Trustee Age: 60 Trustee Since: 2013 Committees: Audit Committee

Background:
Ms. Kelly has served as the Executive Vice President, Chief Financial Officer and Treasurer of Realty Income Corporation (NYSE symbol: O), a publicly traded triple-net lease REIT, since January 2021. Previously, Ms. Kelly served as the global chief financial officer of Jones Lang LaSalle Incorporated (NYSE symbol: JLL), a publicly traded financial and professional services firm specializing in real estate. She worked with Jones Lang LaSalle from July 2013 to September 2018, bringing with her 25 years of experience in financial management, mergers and acquisitions, information technology and investment banking. From 2009 to 2013, she was the executive vice president and chief financial officer of Duke Realty Corporation (NYSE symbol: DRE), a publicly traded REIT. Prior to that, she was a Senior Vice President, Global Real Estate, with Lehman Brothers, where she led real estate equity syndication in the United States and Canada. She spent most of her early career at General Electric, holding a variety of domestic and global leadership roles for GE Real Estate, GE Capital, GE Corporate Audit, and GE Medical Systems. Ms. Kelly holds a B.A. degree in economics from Bucknell University. Ms. Kelly serves on the boards of directors for Park Hotels & Resorts Inc., a publicly traded lodging REIT, and served on the board of Realty Income Corporation from November 2019 until January 2021. Ms. Kelly also serves on the board of Gilbane Inc., a privately-held company.

Qualifications:
Ms. Kelly’s significant real estate and financial experience provides our Board with a strong level of knowledge and expertise regarding real estate companies. Her career as a real estate investment executive enriches our corporate diversity and industry expertise. In particular, Ms. Kelly has first-hand and extensive experience in the development and operation of real estate assets through her roles with Realty Income Corporation, JLL, General Electric, Lehman Brothers, and Duke Realty. Additionally, Ms. Kelly’s current and previous service as chief financial officer at three publicly traded companies provides a valuable operational and financial accounting perspective to our Board.

DAVID R. O’REILLY Independent Trustee Age: 46 Trustee Since: 2013 Committees: Audit Committee, Compensation Committee

Background:
Mr. O’Reilly has served as the Chief Executive Officer and Interim Chief Financial Officer of The Howard Hughes Corporation (“HHC”) since December 2020, where he is responsible for driving sustainable growth of the company’s assets and unlocking meaningful long-term value across the company’s portfolio. He previously served as HHC’s interim Chief Executive Officer from September 2020 until his appointment in December and as President from June 2020 until December 2020. He has also served as HHC’s Chief Financial Officer since he joined the company in 2016. Prior to joining HHC, Mr. O’Reilly served as Executive Vice President, Chief Investment Officer of Parkway Properties, Inc., a NYSE-traded real estate investment trust focused on office properties (NYSE symbol: PKY) from November 2011 to October 2014, and as Chief Financial Officer from August 2012 to October 2016. He also served as Parkway’s Interim Chief Financial Officer from May 2012 to August 2012. Previously, Mr. O’Reilly served as Executive Vice President of Banyan Street Capital and as Director of Capital Markets for Eola Capital LLC. He served in the investment banking industry as Senior Vice President of Barclays Capital Inc. and in a similar capacity for Lehman Brothers. During his career, Mr. O’Reilly has been involved in a broad range of financial advisory and merger and acquisition activities, including leveraged buyouts, initial public offerings and single asset and pooled CMBS transactions. Mr. O’Reilly graduated from Tufts University with a B.S. in Civil Engineering and received his Master of Business Administration from Columbia University.

Qualifications:
Mr. O’Reilly’s significant experience in commercial real estate investment and finance and his experience as a Chief Executive Officer, Chief Investment Officer and Chief Financial Officer of publicly traded companies allows him to make valuable contributions to the Company and the Board in these areas.

BARTON R. PETERSON Independent Trustee Age: 62 Trustee Since: 2013 Committees: Corporate Governance and Nominating Committee (Chair)

Background:
Mr. Peterson is the President and CEO of Christel House International, a non-profit organization dedicated to transforming the lives of impoverished children in India, South Africa, Mexico, Jamaica and the United States through K-12 education and college and career support. Previously, Mr. Peterson served as Senior Vice President of Corporate Affairs and Communications and as a member of the executive committee at Eli Lilly and Company from 2009 to 2017. Prior to joining Eli Lilly, Mr. Peterson was Managing Director at Strategic Capital Partners, LLC from June 2008 to June 2009. During spring 2008, Mr. Peterson was a fellow with the Institute of Politics of Harvard University’s Kennedy School of Government. During the 2008-2009 academic year, Mr. Peterson was a Distinguished Visiting Professor of Public Policy at Ball State University. From 2000 to 2007, Mr. Peterson served two terms as Mayor of Indianapolis, Indiana. He also served as President of the National League of Cities in 2007. Mr. Peterson received a bachelor’s degree from Purdue University in 1980 and earned his law degree from the University of Michigan in 1983.

Qualifications:
Mr. Peterson’s experience in corporate affairs and communications at a major publicly traded company and his significant background and stature as a business and civic leader strengthen our Board and contribute unique experience in public outreach and governance that is invaluable to our company.

CHARLES H. WURTZEBACH, PH.D. Independent Trustee Age: 72 Trustee Since: 2014 Committees: Audit Committee (Chair)

Background:
Dr. Wurtzebach is currently professor and Douglas and Cynthia Crocker Endowed Director, The Real Estate Center at DePaul University in Chicago, Illinois, a position he has held since 2015. Dr. Wurtzebach joined the faculty at DePaul University in January 2009. From 1999 to November 2008, Dr. Wurtzebach served as managing director and property chief investment officer of Henderson Global Investors (North America) Inc., where he was responsible for the strategic portfolio planning and the overall management of Henderson’s North American business. Dr. Wurtzebach was president and chief executive officer of Heitman Capital Management from June 1994 to May 1998 and president of JMB Institutional Realty from June 1991 to June 1994. In addition, Dr. Wurtzebach was the Director of the Real Estate and Urban Land Economics program within the Graduate School of Business at the University of Texas at Austin from 1974 to 1986. Dr. Wurtzebach currently serves as an independent director of the board of directors of RREEF Property Trust, Inc., where he also serves as the Chairman of the Audit Committee. He also served as an independent director of Inland Diversified Real Estate Trust, Inc., a publicly registered, non-traded real estate investment trust, from 2009 until 2014 and as Chairman of the Audit Committee. Dr. Wurtzebach has co-authored or acted as co-editor of several books, including Modern Real Estate, co-authored with Mike Miles, and Managing Real Estate Portfolios, co-edited with Susan Hudson-Wilson, and numerous academic and professional articles. A frequently featured speaker at professional and academic gatherings, Dr. Wurtzebach was the 1994 recipient of the prestigious Graaskamp Award for Research Excellence presented by the Pension Real Estate Association and is a member of the American Real Estate Society and a past president and director of the Real Estate Research Institute. Dr. Wurtzebach obtained his bachelor’s degree from DePaul University, a master’s degree in business administration from Northern Illinois University and a Ph.D. in finance from the University of Illinois at Urbana.

Qualifications:
Dr. Wurtzebach brings a variety of valuable perspectives to our Board through his academic experience as a real estate professor, industry experience as an executive for investment management companies and his board experience with a public non-listed REIT.

CAROLINE L. YOUNG Independent Trustee Age: 56 Trustee Since: 2020 Committees: Corporate Governance and Nominating Committee

Background:
Ms. Young is the Director of ESG at Hammond, Kennedy, Whitney & Company, Inc. (“HKW”), a private equity firm focused on making investments in the middle market. At HKW, Ms. Young is currently leading the firm’s ESG (Environmental, Social, Governance) initiative, collaborating with the sourcing, transactions and operations teams to focus on ESG aspects of companies during the acquisition process as well as during HKW’s hold period. Prior to her focus on ESG, Ms. Young was the partner in charge of all HKW divestitures. In this capacity, Ms. Young worked with HKW’s portfolio companies on strategic initiatives during the hold period and then she shepherded those companies through the sale process. In addition, Ms. Young sat on the board of directors at numerous HKW portfolio companies including Indigo Wild, LLC, a bath, skin, home and cleaning products company; Partners In Leadership LLC, a provider of accountability and cultural improvement training and consulting; and Brant InStore Corporation, a full-service printing company focused on point of sale marketing solutions. In 2020, Ms. Young established Craftsbury Consulting, LLC, which is dedicated to helping firms in their efforts to retain and promote top female talent, while simultaneously helping women excel in their career paths. Prior to joining HKW in 2001, Ms. Young practiced law at the Indianapolis law firm of Wooden & McLaughlin, LLP, representing corporate defendants in complex commercial litigation, product liability and professional malpractice cases. Ms. Young currently sits on the board of Providence Cristo Rey High School, a college preparatory school offering a transformational educational experience to students with economic need. Ms. Young earned a Juris Doctor from the University of Virginia School of Law and her bachelor’s degree from the University of Vermont, graduating summa cum laude.

Qualifications:
Ms. Young’s significant business and board experiences, including financial, legal and operational knowledge and expertise, provides valuable contributions to the Company and the Board.

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast at the annual meeting with respect to the matter is necessary for the election of a trustee. For purposes of the election of trustees, a majority of the votes cast means that the number of votes cast “for” a trustee’s election exceeds the number of votes cast “against” that trustee’s election. Abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and thus will have no effect on the result of the vote. There is no cumulative voting with respect to the election of trustees.
Pursuant to our corporate governance guidelines, if an incumbent trustee is not reelected due to his or her failure to receive a majority of the votes cast in an uncontested election, the trustee will promptly offer to tender his or her resignation as a trustee, subject to acceptance by the Board. The Corporate Governance and Nominating Committee must make a recommendation to the Board as to whether to accept or reject such offer to resign or whether other action should be taken with respect to such offer to resign. The Board must publicly disclose within 90 days of certification of the shareholder vote its decision and rationale regarding whether to accept, reject or take other action with respect to such resignation offer. If any trustee’s offer to resign is not accepted by the Board or if no action is taken with respect to such trustee’s tendered resignation within the 90-day period, such trustee will continue until his or her successor is elected and qualifies or his or her earlier resignation or removal. If any trustee’s offer to resign is accepted by the Board, then such trustee will thereupon cease to be a trustee of the Company, and the Board, in its sole discretion, may fill the resulting vacancy or may decrease the size of the Board pursuant to the Company’s bylaws.
OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

TRUSTEE SELECTION PROCESS

QUALIFICATIONS
The Board has adopted a policy to be used for considering potential trustee candidates to further the Corporate Governance and Nominating Committee’s goal of ensuring that our Board consists of a diversified group of qualified individuals who function effectively as a group. The policy provides that qualifications and credentials for consideration as a trustee nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. However, at a minimum, candidates for trustee must possess:
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a high degree of integrity;

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an ability to exercise sound judgment;

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an ability to make independent analytical inquiries;

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a willingness and ability to devote adequate time and resources to diligently perform Board duties; and

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a reputation, both personal and professional, consistent with the image and reputation of the Company.

In addition to the aforementioned minimum qualifications, the Corporate Governance and Nominating Committee also believes that there are other qualities and skills that, while not a prerequisite for nomination, should be taken into account when considering whether to recommend a particular person. These factors include:
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whether the person possesses specific expertise in the real estate industry and familiarity with general issues affecting the Company’s business;

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whether the person’s nomination and election would enable the Board to have a member that qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission (the “SEC”);

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whether the person would qualify as an “independent” trustee under the NYSE’s listing standards and our corporate governance guidelines;

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whether the person has experience serving on boards, particularly public company boards;

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the importance of continuity of the existing composition of the Board; and

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the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

IDENTIFICATION AND EVALUATION PROCESS
The Corporate Governance and Nominating Committee will seek to identify trustee candidates based on input provided by a number of sources, including (a) Corporate Governance and Nominating Committee members, (b) other members of the Board and (c) shareholders of the Company. The Corporate Governance and Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified trustee candidates; however, we do not currently employ a search firm or pay a fee to any third party to locate qualified trustee candidates.
As part of the identification process, the Corporate Governance and Nominating Committee will evaluate the skills, expertise and diversity possessed by the current Board and whether there are additional skills, expertise or diversity that should be added to complement the composition of the existing Board. The Corporate Governance and Nominating Committee may consult with other members of the Board in connection with the identification process. The Corporate Governance and Nominating Committee appreciates the increased focus that many investors are placing on the diversity characteristics of public-company board members, and the committee is actively taking this focus into account as it considers Board nominations and succession planning. Two current members of the Board are female, one current member of the Board is racially diverse, and each of them are nominated for reelection. The Corporate Governance and Nominating Committee also will take into account the number of trustees expected to be elected at the next annual meeting and whether existing trustees have indicated a willingness to continue to serve as trustees if re-nominated. Once trustee candidates have been identified, the Corporate Governance and Nominating Committee will then evaluate each candidate in light of his or her qualifications and credentials and any additional factors that the Corporate Governance and Nominating Committee deems necessary or appropriate. Existing trustees who are being considered for re-nomination will be re-evaluated as part of the Corporate Governance and Nominating Committee’s process of recommending trustee candidates. All candidates submitted by shareholders will be evaluated in the same manner as all other trustee candidates, provided that the procedures set forth in our bylaws have been followed.
After completing the identification and evaluation process described above, the Corporate Governance and Nominating Committee will recommend to the Board the nomination of a number of candidates equal to the number of trustee vacancies that will exist at the annual meeting of shareholders. The Board will then select the trustee nominees for shareholders to consider and vote upon at the shareholders’ meeting.
SHAREHOLDER NOMINATIONS
For nominations for election to the Board by a shareholder, the shareholder must comply with the advance notice provisions and other requirements of Article II, Section 13 of our bylaws. These notice provisions require that the shareholder must have given timely notice thereof in writing to our Secretary. To be timely, a shareholder’s notice must be delivered to our Secretary at our principal executive office not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. In the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting, notice by the shareholder to be timely must be delivered not less than 90 days nor more than 120 days prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by us. The shareholder’s notice must set forth:
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as to each person that the shareholder proposes to nominate for election or reelection as a trustee: (a) the name, age, business address and residence address of such person, (b) the class and number of shares of beneficial interest of Kite Realty Group Trust that are beneficially owned or owned of record by such person and (c) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved) or is otherwise required pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

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as to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination is made: (a) the name and address of such shareholder as they appear on our share ledger and current name and address, if different, of such beneficial owner, and (b) the class and number of shares of each class of beneficial interest of Kite Realty Group Trust that are owned beneficially and of record by such shareholder and owned beneficially by such beneficial owner.

INDEPENDENCE OF TRUSTEES
NYSE listing standards require NYSE-listed companies to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee, each comprised solely of independent trustees. Under the NYSE listing standards, no trustee of a company qualifies as “independent” unless the board of trustees of the company affirmatively determines that the trustee has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with such company). In addition, the NYSE listing standards contain the following restrictions upon a listed company’s trustee independence:
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a trustee who is an employee or whose immediate family member is an executive officer of the listed company is not independent until three years after the end of such employment relationship;

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a trustee who has received or has an immediate family member who has received during any twelve-month period within the last three years more than $120,000 in direct compensation from the listed company, other than trustee and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent;

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a trustee who is or whose immediate family member is a current partner of a firm that is the company’s internal or external auditor is not independent; a trustee who is a current employee of such a firm is not independent; a trustee who has an immediate family member who is a current employee of such a firm and who personally works on the listed company’s audit is not independent; and a trustee who was or whose immediate family member was, within the last three years (but is no longer), a partner or employee of such a firm and personally worked on the listed company’s audit within that time is not independent;

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a trustee who is employed or whose immediate family member is employed as an executive officer of another company where any of the listed company’s present executive officers at the same time serve or served on the other company’s compensation committee is not independent until three years after the end of such service or the employment relationship; and

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a trustee who is an executive officer or an employee or whose immediate family member is an executive officer of another company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of  $1 million, or 2% of such other company’s consolidated gross revenues, is not independent.

Our Board has evaluated the status of each trustee and has affirmatively determined, after considering all facts and circumstances, that each of our trustee nominees other than John A. Kite is “independent” as defined in the NYSE’s listing standards. John A. Kite is not independent because he is an employee of the Company.
In making its independence determinations with respect to each trustee, the Board considered, among other things, relationships between the Company and its trustees and their immediate family members, as well as relationships among trustees and their immediate family members. The Board also considered an arrangement by which KMI Management, LLC (“KMI”), a company in which John A. Kite currently owns direct or indirect interests, makes available to each trustee the use of an airplane owned by KMI on the same fair market based terms and conditions by which KMI makes the airplane available to our company for business-related travel and to third parties. During 2020, no trustee leased the use of the airplane. See “Certain Relationship and Related Party Transactions—Contracts with KMI Management” for a description of the arrangement between our company and KMI.

TRUSTEE COMPENSATION

Under our trustee compensation program, for the 2020-2021 year of service, each non-employee trustee received the following annual compensation for his or her service as a trustee of our Company:
Retainer (Cash)	$60,000
Equity (Common Shares)	$100,000
Committee Member (Cash)	Additional $7,500 to $12,500
Committee Chair (Cash)	Additional $15,000 to $25,000
Lead Independent Trustee (Cash)	$25,000
At the trustee’s election, the cash retainer may be paid in deferred share units (described below) that are fully vested on the date of grant. The common share grants are subject to a one-year vesting period. In addition, each of our trustees received, and new trustees will receive, upon initial election to our Board, 750 restricted common shares that vest one year from the date of grant.
The Company maintains a Trustee Deferred Compensation Plan (the “Trustee Plan”), which provides a deferred compensation arrangement for non-employee trustees of the Company. Under the Trustee Plan, each non-employee trustee may elect to defer eligible fee and retainer compensation until such time as the trustee’s service on the Board is completed. Compensation that is deferred vests immediately and is credited as a number of deferred share units (“share units”) to an individual account for each trustee. A share unit represents an unfunded right to receive one of the Company’s common shares at a future date. Share units are credited with dividend equivalents to the extent dividends are paid on the Company’s common shares.
In order to ensure that all non-employee trustees hold meaningful equity ownership positions in the Company, our Board has established guidelines for non-employee trustees regarding ownership of our common shares or units of limited partnership interest of Kite Realty Group, L.P. (our “Operating Partnership”). According to the guidelines in effect for the 2020-2021 service year, each non-employee trustee was required to own common shares and/or units in an amount equal to at least five times the annual cash retainer paid to the trustees, to be achieved within five years of joining the Board.
The following table provides information on the compensation of our non-employee trustees for the fiscal year ended December 31, 2020. Mr. Burks was appointed to the Board in March 2021 and therefore did not receive any compensation for the fiscal year ended December 31, 2020. Mr. Kite received no separate compensation for his service as a trustee of the Company for 2020 and will receive no compensation for his services as a trustee of the Company in 2021. For information related to his compensation, please refer to the “Summary Compensation Table” included later in this document.

Name	Fees Paid in Cash	Common Share and Unit Awards (1)	Total

William E. Bindley	$112,500	$100,000	$212,500
Victor J. Coleman (2)	$73,750	$100,000	$173,750
Lee A. Daniels	$67,500	$100,000	$167,500
Christie B. Kelly	$72,500	$100,000	$172,500
David R. O’Reilly	$82,500	$100,000	$182,500
Barton R. Peterson	$75,000	$100,000	$175,000
Dr. Charles H. Wurtzebach	$85,000	$100,000	$185,000
Caroline L. Young	$33,750	$106,105(3)	$139,855

(1)
The amounts disclosed in the “Common Share and Unit Awards” column reflect the aggregate grant date fair value of equity awards granted pursuant to the Amended and Restated 2013 Equity Incentive Plan. The number of common share awards granted was determined based on the closing price of the Company’s common stock on May 13, 2020.

(2)
Mr. Coleman has elected to participate in the Trustee Plan, and in lieu of the current receipt of  $36,855 as shown and reflected in the “Fees Paid in Cash” column, he received 3,031 deferred share units.

(3)
In addition to the yearly equity grant, Ms. Young received 750 restricted common shares in connection with her initial election to the board in May 2020.

OUTSTANDING TRUSTEE EQUITY AWARDS AT FISCAL YEAR-END DECEMBER 31, 2020
The following table provides information on the aggregate number of unvested share awards outstanding as of the fiscal year ended December 31, 2020, for each of the trustees included in the above Trustee Compensation Table. As Mr. Burks was appointed to the Board in March 2021, he did not have any unvested share awards outstanding as of the fiscal year ended December 31, 2020.
Name	Unvested Restricted Common Share Awards Outstanding as of December 31, 2020 (#)

William E. Bindley	12,285
Victor J. Coleman	12,285
Lee A. Daniels	12,285
Christie B. Kelly	12,285
David R. O’Reilly	12,285
Barton R. Peterson	12,285
Dr. Charles H. Wurtzebach	12,285
Caroline L. Young	13,035(1)

(1)
In addition to the yearly equity grant, Ms. Young received 750 restricted common shares in connection with her initial election to the board in May 2020.

CORPORATE GOVERNANCE AND BOARD MATTERS

The business and affairs of the Company are managed under the direction of our Board, and the Company conducts its business through meetings of the Board and its Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.
Our corporate governance structure closely aligns our interests with those of our shareholders. Notable features include:
What we do	What we don’t do
90% Independent Trustees. Nine of our current trustees are “independent” as defined by the NYSE.

Entirely Independent Committees. All members of our Audit, Compensation and Corporate Governance and Nominating Committees are independent.

Lead Independent Trustee. Lead Independent Trustee strengthens the role of our independent trustees and encourages independent Board leadership.

Majority Voting for Trustees. Trustees must be elected by a majority of votes cast in uncontested elections.

Share Ownership Guidelines. Guidelines require our CEO and other named executive officers to own equity with an aggregate value of 10x and 3x or 2x base salary, respectively. All non-employee trustees must own equity with an aggregate value of 5x their annual retainer.

Anti-Hedging Policy. Our anti-hedging policy prohibits our trustees, executives and employees from engaging in transactions designed to hedge against losses from their share ownership.

ESG Task Force. A task force, led by our Chairman & CEO, reviews environmental, social and governance (ESG) issues that are important to investors and regularly reports to the Board on the Company’s ESG efforts.

Shareholders’ Power to Amend Bylaws. The Company’s Declaration of Trust empowers shareholders to amend the Company’s Bylaws.

No Classified Board. Our trustees are elected annually for one-year terms.

No Significant Related Party Transactions. We do not currently have any significant related party transactions, and we have robust related party transaction review and approval procedures.

Opted Out of Maryland Anti-Takeover Statutes. We opted out of the Maryland Business Combination Statute and the Maryland Control Share Acquisition Statute.

No Poison Pill. The Company does not have a “poison pill” or shareholder rights plan.

BOARD LEADERSHIP STRUCTURE

CHAIRMAN
Mr. John A. Kite has served as Chairman of the Board since December 2008 and as our Chief Executive Officer and member of the Board since our initial public offering in 2004. Mr. Kite also served as our President from our initial public offering to December 2008.
Periodically, the Corporate Governance and Nominating Committee gives consideration to whether the combined role of the chairman and chief executive officer continues to be appropriate for our Company. The Corporate Governance and Nominating Committee, with the consensus of the other independent trustees, has concluded that Mr. Kite’s extended tenure with our Company provides stable leadership that is beneficial to us and our shareholders. In particular, the Board recognizes that, given Mr. Kite’s familiarity with our real estate properties and day-to-day operations and his long-standing experience with our Company, it is valuable to have him lead our board discussions.
LEAD TRUSTEE
To strengthen the role of our independent trustees and encourage independent Board leadership, our Board established the position of lead independent trustee in connection with our initial public offering in August 2004. Our lead independent trustee is selected on an annual basis by the Board from among the independent trustees. Mr. William E. Bindley currently serves as our lead independent trustee and has served in that capacity since our initial public offering in 2004. The role of the lead trustee, among other things, is to serve as liaison (i) between the Board and management, including the Chief Executive Officer, (ii) among independent trustees and (iii) between interested third parties and the Board. In addition, Mr. Bindley meets several times a year with Mr. Kite, our Chairman and Chief Executive Officer.
The Board believes that our lead independent trustee is effective in mitigating any potential conflict of interest that might arise from the combined chairman/chief executive officer position. In particular, the Board recognizes that the lead independent trustee is actively engaged in setting board agendas, meets regularly with our chief executive officer to stay apprised of the important aspects of our business and presides over executive sessions of the non-management trustees at least once each quarter.
EXECUTIVE SESSIONS OF NON-MANAGEMENT TRUSTEES
Pursuant to our corporate governance guidelines and the NYSE listing standards, in order to promote open discussion among non-management trustees, our Board devotes a portion of each regularly scheduled board meeting to executive sessions without management participation. The lead trustee presides at these sessions. In addition, our corporate governance guidelines provide that if the group of non-management trustees includes trustees who are not independent, as defined in the NYSE’s listing standards, at least one such executive session convened per year shall include only independent trustees.
BOARD MEETINGS
During 2020, the Board met eight times. Each trustee who was a trustee during 2020 attended at least 75% of the meetings of the Board and applicable committees on which he or she served during his or her period of service. Trustees are expected to attend, in person or by telephone, all Board meetings and meetings of committees on which they serve. In addition, pursuant to our corporate governance guidelines, trustees are expected to attend the Company’s annual meeting of shareholders. Last year, all of our trustees, except Mr. Burks, who was not a trustee at the time, attended the annual meeting of shareholders.

BOARD COMMITTEES

The Board has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. All members of the committees described below are “independent” of the Company as that term is defined in the NYSE’s listing standards.

AUDIT COMMITTEE
Members: Dr. Wurtzebach (Chair) Ms. Kelly Mr. O’Reilly
Responsibilities: The principal purpose of the Audit Committee is to assist the Board in the oversight of:
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the integrity of our financial statements;

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our compliance with legal and regulatory requirements;

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the qualification, performance, compensation and independence of our independent auditors;

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audits and other services performed by our independent auditors;

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our financial statements, any significant financial reporting issues and any major issues as to the adequacy of internal controls;

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the performance of our internal audit function; and

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the preparation and submission of an Audit Committee Report for inclusion in the Company’s proxy statement and/or annual report on Form 10-K.

Independence: Our Audit Committee’s written charter requires that all members of the committee meet the independence, experience, financial literacy and expertise requirements of the NYSE, the Sarbanes-Oxley Act of 2002, the Exchange Act, and applicable rules and regulations of the SEC, all as in effect from time to time. All of the members of the Audit Committee meet the foregoing requirements. The Board has determined that each of Christie B. Kelly, David R. O’Reilly and Dr. Charles H. Wurtzebach is an “audit committee financial expert” as defined by the rules and regulations of the SEC.
Meetings: The Audit Committee met five times in 2020. The Audit Committee Chair also met separately with our internal auditing personnel four times in 2020.

COMPENSATION COMMITTEE
Members: Mr. Bindley (Chair) Mr. Coleman Mr. O’Reilly
Responsibilities: The principal responsibilities of the Compensation Committee are to:
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establish and approve the compensation of our Chief Executive Officer and evaluate his performance in light of the Company’s goals and objectives;

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determine and approve the compensation of the other executive officers;

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recommend to the Board the compensation of trustees;

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provide a description of the processes for the determination of executive and trustee compensation for inclusion in the proxy statement;

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oversee and assist the Company in preparing the Compensation Discussion and Analysis for inclusion in the proxy statement; and

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prepare and submit a Compensation Committee Report for inclusion in the Company’s proxy statement.

Independence: All of the members of our Compensation Committee are independent in accordance with the NYSE’s listing standards and in accordance with our corporate governance guidelines and the Compensation Committee charter.
Meetings: The Compensation Committee met seven times in 2020.

At the beginning of each year, the Compensation Committee evaluates the components of each executive officer’s total compensation. The Chief Executive Officer may make compensation recommendations to the Compensation Committee with respect to the executive officers who report to him. The Compensation Committee may accept or reject such recommendations and also makes the sole determination of the compensation for the Chief Executive Officer.
The Compensation Committee engages, from time to time, the services of an independent compensation consultant or other advisor to the Compensation Committee in comprehensively reviewing the Company’s compensation policies for its executive officers, to advise the Compensation Committee and to provide recommendations regarding various compensation decisions to be made by the Compensation Committee. The Compensation Committee is directly responsible for the appointment, compensation, and oversight of the work of any compensation consultant or other advisor retained by the Compensation Committee.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
Members: Mr. Peterson (Chair) Mr. Bindley Mr. Daniels Ms. Young
Responsibilities: The principal responsibilities of the Corporate Governance and Nominating Committee are to:
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identify individuals who are qualified to serve as trustees;

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recommend such individuals to the Board, either to fill vacancies that occur on the Board from time to time or in connection with the selection of trustee nominees for each annual meeting of shareholders;

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periodically assess the size of the Board to ensure it can effectively carry out its obligations;

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develop, recommend, implement and monitor our corporate governance guidelines and our codes of business conduct and ethics;

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oversee the evaluation of the Board and its committees and management;

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ensure that we are in compliance with all NYSE corporate governance listing requirements; and

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review and evaluate potential related party transactions in accordance with policies and procedures adopted by the Company from time to time.

Independence: All of the members of our Corporate Governance and Nominating Committee are independent in accordance with the NYSE’s listing standards, our corporate governance guidelines and our Corporate Governance and Nominating Committee charter.
Meetings: The Corporate Governance and Nominating Committee met four times in 2020.

BOARD’S ROLE IN RISK OVERSIGHT

One of our Board’s important roles is to oversee various risks that we may face from time to time. While the full Board has primary responsibility for risk oversight, it relies on its committees, as appropriate, to monitor and address the risks that may be within the scope of a particular committee’s expertise or charter. For example, the Audit Committee oversees the preparation and filing of our financial statements, compliance with legal and regulatory requirements and the performance of our internal audit function. The Board believes that the composition of its committees and the distribution of the particular expertise of each committee’s members make this an appropriate structure to more effectively monitor these risks.
An important feature of the Board’s risk oversight function is to receive periodic updates from its committees and members of management, as appropriate. Each of the three standing committees addresses risks specific to its respective area of oversight as follows:
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Audit Committee: The Audit Committee, which meets at least quarterly and reports its findings to the Board, performs a lead role in helping our Board fulfill its responsibilities for oversight of our financial reporting, internal audit function, risk management and compliance with legal and regulatory requirements. Our Audit Committee reviews periodic reports from our independent registered public accounting firm regarding potential risks, including risks related to our internal controls. Our Audit Committee also annually reviews, approves and oversees an internal audit plan developed by our internal auditing personnel with the goal of helping us systematically evaluate the effectiveness of our risk management, control and governance processes; periodically meets with our internal auditing personnel to review the results of our internal audits; and directs or recommends to the Board actions or changes it determines appropriate to enhance or improve the effectiveness of our risk management.

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Compensation Committee: The Compensation Committee, in consultation with the Company’s executive officers, reviews the Company’s policies and procedures with respect to risk assessment and risk management for compensating all employees of the Company, including non-executive employees, on an annual basis and periodically reports its findings to the Board. The Compensation Committee does not believe there are any risks from the Company’s compensation policies and practices for its employees that are reasonably likely to have a material adverse effect on the Company.

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Nominating and Corporate Governance Committee: The Nominating and Corporate Governance Committee monitors the general operations of the Board and the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct.

In addition to getting direct information on risk management from its committees, the Board receives regular updates directly from members of executive management. In particular, due to his executive management position, Mr. Kite frequently communicates with other members of our management and periodically updates the Board on the important aspects of the Company’s day-to-day operations. The Board also receives regular updates from the Company’s outside counsel regarding legal and regulatory developments and policies and mitigation plans intended to address the related risks. Mr. Kite meets or speaks by telephone individually with each of the trustees on at least an annual basis and several times each year with the lead independent trustee. Other members of management also have direct access to the chairperson of each Board committee and our lead independent trustee.
ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

We are dedicated to building a thriving and viable business, one that succeeds by delivering long-term value for our shareholders.
We believe that all our stakeholders, including shareholders, employees, customers, and communities, are best served if the Company generates consistent, sustainable returns, and we recognize the importance that environmental, social, and governance (“ESG”) initiatives play in achieving that goal. This requires looking beyond short-term quarterly results. Instead, we must focus on the sustainable performance of longer term objectives.
This long-term focus requires:
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Commitment to the Company’s employees and the communities in which our properties are located;

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Implementation of technologies and efficiencies that reduce our environmental impact; and

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Fair and ethical treatment of the Company’s tenants and vendors by honoring its leases and other contracts and enforcing its Code of Business Conduct and Ethics.

The Company strives to be a responsible corporate citizen. The Company annually provides employees with paid time off to allow employees to volunteer with organizations that contribute to the social fabric in which we operate. Additionally, through our Kite Cares initiative, during 2020 we contributed to a wide variety of community-focused efforts, including clothing and school supply drives, fundraising to support displaced workers, and the construction of a youth community center in partnership with the University of Notre Dame to benefit the community of South Bend, Indiana. Kite also volunteers to make our properties available for use by the Red Cross and other disaster relief organizations, should the need arise. To support small businesses at our properties during the COVID-19 pandemic, we also allocated up to $5 million to the KRG Small Business Lending Program, which provided expedited, low-interest loans to select Kite small-business tenants to help navigate the current environment.

In 2020, we established an ESG Task Force, a cross-functional and diverse committee comprised of employees throughout the Company to plan, coordinate and monitor the execution of the ESG program. The ESG Task Force reports to the Board. The members of the ESG Task Force, overseen by John A. Kite, the Company’s Chairman and CEO, include representatives from our asset management, employee experience, investor relations, marketing, internal audit, and legal groups. In 2020, the ESG Task Force issued our ESG Policy and Corporate Citizenship Report, which we have published on our website.
The Company has undertaken multiple projects to make its operations more efficient and to reduce energy and water consumption at our properties. These projects include installing LED lighting at various parking lots, solar panels at three properties, and electric-vehicle charging stations at six properties, and implementing smart meters and other initiatives aimed at water conservation, recycling and waste diversion at our properties. Recent business initiatives encourage tenants to adopt green leases, also known as “high-performance” or “energy-aligned” leases, to equitably align the costs and benefits of energy and water efficiency investments for building owners and tenants, based on principles and best practices from the Green Lease Leaders Reference Guide by the Institute for Market Transformation and the U.S. Department of Energy. In 2020, we signed 62,000 square feet of leases containing green lease language as recognized by Green Leases Leaders. The Company also has partnered with One Tree Planted, a non-profit organization committed to reforestation. We planted 5,100 trees in partnership with One Tree Planted and donated 51 additional trees in the Company’s local communities and are evaluating potential actions that might reduce our carbon footprint or otherwise mitigate our environmental impact. In 2020, we also filed our initial GRESB assessment, serving to set our baseline with a goal of continuous improvement.
The health, safety and well-being of our employees are always top priorities. In response to COVID-19, among other things, we adopted remote working and flexible scheduling arrangements and implemented additional health and safety measures for employees working in our offices.
For information on Corporate Governance matters, see page 19.
As we progress into 2021, the Company looks to expand on the ESG foundation laid in 2020, including through the setting of electricity and water consumption reduction goals. To further align our team with our ESG focus, various ESG metrics continue to be an increasingly important component in determining the annual bonuses of our NEO’s.
For additional information regarding our ESG Policy and ESG initiatives, visit the Corporate Responsibility section of our website at www.kiterealty.com. Information on or accessible through our website is not and should not be considered part of this Proxy Statement.
COMMITTEE CHARTERS AND CORPORATE GOVERNANCE DOCUMENTS

Our Board maintains charters for all Board committees and has adopted a written set of corporate governance guidelines, a code of business conduct and ethics, an ESG policy, and a code of ethics for our principal executive officers and senior financial officers. Our committee charters, corporate governance guidelines, code of business conduct and ethics and code of ethics are available on our website at www.kiterealty.com. Each of these documents is also available in print to any shareholder who sends a written request to such effect to Investor Relations, Kite Realty Group Trust, 30 South Meridian Street, Suite 1100, Indianapolis, Indiana 46204.
COMMUNICATIONS WITH THE BOARD

Shareholders and other interested parties may communicate with the Board by communicating directly with the presiding lead independent trustee by sending any correspondence they may have in writing to the “Lead Trustee” c/o the Corporate Secretary of Kite Realty Group Trust, 30 South Meridian Street, Suite 1100, Indianapolis, Indiana 46204, who will then directly forward such correspondence to the lead trustee. The lead trustee will decide what action, if any, should be taken with respect to the communication, including whether such communication should be reported to the Board.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of our Board are William E. Bindley (chairman), Victor J. Coleman, and David R. O’Reilly, each of whom is an independent trustee. None of our named executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or the Compensation Committee. Accordingly, during 2020, there were no interlocks with other companies within the meaning of the SEC’s proxy rules.
EXECUTIVE OFFICERS

Name	Age	Title
John A. Kite	55	Chairman of the Board of Trustees and Chief Executive Officer
Thomas K. McGowan	56	President and Chief Operating Officer
Heath R. Fear	52	Executive Vice President and Chief Financial Officer
The names, principal occupations and certain other information about our current named executive officers are set forth below, other than John A. Kite, whose background information is described above under the heading “Proposal 1—Election of Trustees.” Additionally, Scott E. Murray was a named executive officer for 2020. Mr. Murray entered into a Separation Agreement with the Company (the “Separation Agreement”) and resigned from all of his positions with the Company, including his role as Executive Vice President, General Counsel and Corporate Secretary, effective as of November 11, 2020.

THOMAS K. McGOWAN—President and Chief Operating Officer
Mr. McGowan has served as President since 2008 and Chief Operating Officer since our initial public offering in 2004. Previously, he served as our Senior Executive Vice President and Executive Vice President. Mr. McGowan is primarily responsible for overseeing the asset management, development, redevelopment, leasing, and construction functions of the Company. Before joining the Kite Companies, Mr. McGowan worked for eight years for real estate developer Mansur Development Corporation, and he holds a B.A. degree in Political Science from Indiana University.

HEATH R. FEAR—Executive Vice President and Chief Financial Officer
Mr. Fear joined the Company as Executive Vice President and Chief Financial Officer in November 2018. His responsibilities include overseeing the following aspects of the Company’s business: finance, accounting, tax planning, financial budgeting, information technology, investments, legal, marketing and administration. Prior to joining the Company, Mr. Fear served as CFO at GGP Inc. from 2017 until 2018, where he was responsible for the oversight of all of GGP’s financial activities, including capital markets, accounting, investor relations, internal reporting, treasury and information technology, and was previously CFO at Retail Properties of America, Inc. from 2015 until 2017, where he oversaw the company’s financial activities, including capital markets, accounting, investor relations, internal audit, internal reporting and treasury. Mr. Fear has nearly 20 years of experience in the retail real estate industry and over 20 years of experience with publicly traded real estate investment trusts. He holds a Juris Doctor from the University of Illinois College of Law and a Bachelor of Arts degree in Political Science and English from John Carroll University.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are presenting this proposal, commonly known as a “say-on-pay” proposal, to provide shareholders the opportunity to vote to approve on a non-binding advisory basis the compensation of our NEOs as described in this proxy statement, as required by Section 14A of the Exchange Act and related SEC rules.
We believe our executive compensation policies and procedures are centered on pay-for-performance principles and are closely aligned with the long-term interests of our shareholders. As described under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain outstanding executives, to reward them for superior performance and to ensure that compensation provided to them remains competitive. We seek to align the interests of our executives and shareholders by tying compensation to the achievement of key operating objectives that we believe enhance shareholder value over the long term and by encouraging executive share ownership so that a portion of each executive’s compensation is tied directly to shareholder value.
For these reasons, we are recommending that our shareholders vote “FOR” the following resolution:
“RESOLVED, that the shareholders hereby approve the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative executive compensation disclosure contained in this proxy statement.”
While the vote on this resolution is advisory in nature and therefore will not bind us to take any particular action, our Board intends to carefully consider the shareholder vote resulting from the proposal in making future decisions regarding the compensation of our NEOs.
VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast at the annual meeting with respect to the matter is required to endorse (on a non-binding advisory basis) the compensation of our named executive officers. For purposes of the vote on this proposal, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.
OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADVISORY RESOLUTION DESCRIBED ABOVE.

COMPENSATION DISCUSSION AND ANALYSIS

2020 PERFORMANCE HIGHLIGHTS

While faced with considerable challenges in 2020 as a result of the COVID-19 pandemic, the Company performed at the top of the shopping center sector, executed on key strategic initiatives, and focused on the Company’s key principles, including employee safety, continuous operation of our centers to provide essential items, supporting our impacted tenants and striving to be a good corporate citizen.

Results at the top of the shopping center sector during the midst of the COVID-19 pandemic, including the highest rent collections in our sector for every single quarter of the pandemic. These results are a testament to the quality of our real estate and the strength of our tenant relationships throughout the organization.

Total shareholder return above the 90th percentile of the shopping center sector for the year and three years ended December 31, 2020

Immediately implemented a crisis management plan with a cross-functonal team that met daily to respond to the COVID-19 pandemic to maximize rent collections, ensure tenant viability, and assist tenants to resume operations.

Engaged our tenants through customized communication and assistance including supporting our restaurant tenants in finding creative ways to increase outdoor dining areas, assisting with buy online and pickup in store efforts, establishing a pick-up parking program to allow retailers to pivot to curbside delivery and providing educational materials on government assistance programs.

Created customized action plans for groups of our tenants and utilized creative problem solving to allow for our tenants to survive and thrive.

Communicated and engaged with all of our stakeholders including ensuring employee safety, engagement, satisfaction, and morale.

Preserved capital to ensure liquidity and have the ability to opportunistically take advantage of growth opportunities while retaining financial flexibility and improving portfolio quality.

Continued our opportunistic acquisitions enabled by the strength of our balance sheet.

Launched the KRG Small Business Lending Program to provide expedited, low-interest loans to select Kite small-business tenants to help navigate the current environment

Purchased Eastgate Crossing and a Pan Am Plaza partnership interest for an aggregate of approximately $68.0 million.

Paid $0.4495 per share in dividends in 2020, one of the few open-air shopping center peers to continuously pay a dividend.

Executed 215 new and renewal leases representing over 1.5 million square feet, the majority during the COVID-19 pandemic as our portfolio continues to play an increasingly important role in consumers’ daily interactions and retailers’ long-term strategies.

Please see “Special Note Regarding Non-GAAP Financial Measures” below for information regarding the performance metrics described herein.

2020 COMPENSATION HIGHLIGHTS

Notwithstanding the unprecedented and unforeseen disruption in 2020, the Compensation Committee remained committed to maintaining a pay-for-performance approach that balanced the impact of COVID-19 on our financial results, the Company’s stock price performance and management’s need to focus on new COVID-19-related priorities.

In light of the foregoing, we note the following compensation-related highlights for 2020:
2020 Short-Term Incentives Decreased Significantly: Based on the Compensation Committee’s evaluation of the 2020 goal scorecard that balanced our financial results on an absolute and relative basis and other operations goals (including ESG and COVID-19-related factors), the 2020 cash bonuses for the NEOs, on average, decreased by approximately 50%.

Year-End 2020 Time-Based Awards Decreased Meaningfully: Based on the Compensation Committee’s review of 2020 performance, 2020 time-based awards were granted in February 2021 and decreased by approximately 30% from the prior year’s grants.

Pay-for-Performance Structure: Our executive compensation program reflects a strong pay-for-performance structure with the majority of total compensation tied to our performance results. Our CEO’s 2020 equity awards were granted 80% in AO LTIP Units that require at least a 15% stock appreciation before any value may be earned.

Executed New Employment Agreements to Ensure NEO Retention: We entered into new five-year employment agreements with each of Mr. Kite, Mr. McGowan and Mr. Fear based on a review of current market and best practices and to support the retention of our executives that have produced market-leading results in an industry undergoing significant disruption.

Commitment to Strong Corporate Governance: We are committed to maintaining practices that promote strong governance and alignment with our shareholders:

Clawback policy for all executive officers

Share ownership policy, including 10x salary for the CEO

Anti-hedging policy

Post-vesting holding period of at least one year on all time-based awards

Majority of equity compensation is performance-based

No dividends on unearned performance-based awards

Engagement of an independent compensation consultant

No single trigger severance payments or tax gross-ups

No executive retirement or health benefits

Strong say-on-pay support of 98.5% in 2020

COMPENSATION PHILOSOPHY AND OBJECTIVES

Our compensation program is designed to accomplish the following key objectives:
•
Attract, retain and motivate outstanding senior executives;

•
Ensure that compensation remains competitive with the prevailing market using a pay-for-performance structure that rewards superior results that will enhance shareholder value over the long term;

•
Use a balanced approach that rewards both short-term and long-term performance and does not incentivize excessive risk-taking; and

•
Provides significant alignment with our shareholders’ interests.

The Compensation Committee believes that our executive compensation program achieves these objectives demonstrated by the following:
•
The majority of NEO compensation is variable and at-risk subject to the achievement of rigorous performance goals.

•
The majority of NEO compensation is in the form of equity-based awards that provide direct alignment with our shareholders’ interests.

•
The overall compensation structure provides competitive target pay opportunities that will result in compensation at the higher-end of the competitive market if the Company outperforms but will result in pay at the lower-end of the competitive market if performance lags our peers and is below expectations.

The Compensation Committee is responsible for establishing, implementing and continually monitoring adherence with our compensation philosophy as applied to our NEOs.
For more information related to the processes and procedures of the Compensation Committee in determining the compensation for our NEOs, including the role of any NEO in this process, see “Information Regarding Corporate Governance and Board and Committee Meetings—Board Committees—Compensation Committee,” above.
RESULT OF 2020 ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2020 annual meeting, shareholders showed support for the Company’s executive compensation program, with approximately 98.5% of the shares voted cast in support of the compensation paid to our NEOs for 2019. In establishing and recommending compensation for 2020 performance for our NEOs, the Compensation Committee took into consideration this overwhelming level of support as an indication of our shareholders’ satisfaction with the Company’s executive compensation program.

Based on the results of the non-binding shareholder advisory vote on the frequency of shareholder votes on executive compensation at our 2017 annual meeting of shareholders, the Compensation Committee and the Board determined that shareholder advisory vote on the compensation of NEOs will take place every year, until and unless our shareholders vote to hold such an advisory vote with a different frequency, at which time our Board will carefully consider the shareholder vote resulting from the proposal and continue to evaluate the options for how frequently we hold “say-on-pay” votes.

COMPENSATION CONSULTANT

The Compensation Committee has engaged FPL Associates to serve as the Compensation Committee’s compensation consultant and to provide recommendations regarding various compensation decisions to be made by the Compensation Committee. The Compensation Committee took FPL Associate’s recommendations into account in making base salary determinations and incentive compensation awards to our NEOs.
PEER GROUP AND BENCHMARKING

In making compensation decisions, the Compensation Committee compares the Company’s compensation programs and performance to certain peer group companies. On an annual basis, we review our peer group to ensure the overall composite reflects an appropriate comparator group. The Compensation Committee, with the assistance of our compensation consultant, evaluated our peer group using the following criteria:
•
REITs within an appropriate size range relative to our Company (i.e., approximately 0.3x to 3.0x) on both an implied market capitalization and total capitalization basis; and

•
Retail property focus, especially those with comparable shopping center assets.

While some of the Company’s historical peer companies appeared too small based on implied market capitalizations this year, the Company also reviewed total capitalization given the significant declines in retail REIT stock prices due to COVID-19. On an overall basis, we approximated the 55th percentile of our 2020 peer group in terms of implied market capitalization.
For compensation decisions made in 2020 and early 2021, the Compensation Committee used a peer group consisting of the following companies:
			Comparable Group Rationale
Company	Total Capitalization ($mm)	Implied Market Capitalization ($mm)	Retail REIT	Shopping Centers Assets	Size
Acadia Realty Trust	$3,781.1	$1,391.5
Agree Realty Corporation	5,354.7	4,192.5
Cedar Realty Trust, Inc.	966.1	165.4
Pennsylvania Real Estate Investment Trust	2,435.3	183.5
RPT Realty	1,978.0	813.4
Retail Opportunity Investments Corp.	3,393.8	1,947.4
Retail Properties of America, Inc.	4,052.4	2,218.1
Seritage Growth Properties	2,801.6	1,099.0
SITE Centers Corp.	4,481.0	2,335.6
Tanger Factory Outlet Centers, Inc.	3,084.8	1,426.0
Urban Edge Properties	3,789.6	1,872.9
Urstadt Biddle Properties Inc.	1,175.2	553.7
Washington Prime Group Inc.	4,116.1	679.2
Weingarten Realty Investors	5,091.3	3,136.2
Kite Realty Group Trust	$2,741.6	$1,508.1
As of February 10, 2021
Although the Compensation Committee uses peer group data to guide its review of our NEOs’ total compensation and generally reviews the compensation data of the peer group and industry to understand market competitive compensation, the Compensation Committee does not benchmark compensation to a specific percentage of the compensation of this comparative group or otherwise apply a formula or assign this comparative group a relative weight.
COMPONENTS OF EXECUTIVE COMPENSATION

This section describes the three components of compensation that form the basis for the Compensation Committee’s compensation decisions related to the 2020 performance of our NEOs—base salaries, short-term incentive compensation and long-term incentive compensation awards. This section also discusses why we pay each component and the methodology the Compensation Committee used to determine the amounts to pay to each.
BASE SALARIES
Base salaries are intended to provide our NEOs with a fixed and certain amount of compensation for services provided. The Compensation Committee determines the base salary level of our NEOs by evaluating, among other things, the responsibilities of the position held, the experience of the individual and the average base salaries of similarly situated employees in the Company’s peer group. Base salaries for our NEOs typically are established in the first quarter of the year. The Compensation Committee reviewed base salaries in the first quarter of 2020. The Compensation Committee did not adjust the base salaries for Messrs. Kite, McGowan, Fear or Murray.
	Base Salary
Named Executive Officer	2019	2020	Percentage Change (from 2019 to 2020)

John A. Kite	$825,000	$825,000	—
Thomas K. McGowan	$480,000	$480,000	—
Heath R. Fear	$450,000	$450,000	—
Scott E. Murray (1)	$385,000	$385,000	—

(1)
Mr. Murray resigned, effective as of November 11, 2020. His 2020 base salary and year-over-year percentage change is based on the annualized amounts of his 2020 base salary.

Each of Messrs. Kite, McGowan and Fear has an employment agreement with us (which employment agreements were amended in December 2020 as described below). Pursuant to these employment agreements, the base salaries of Messrs. Kite, McGowan and Fear for the year beginning January 1, 2021 are $850,000, $500,000 and $500,000, respectively. Each employment agreement prohibits the NEO’s base salary from being reduced by us during the term of the agreement without the applicable executive’s consent. Thus, each NEO’s prior year’s salary effectively serves as a minimum requirement for the NEO’s salary for the ensuing year. The Compensation Committee has complete discretion to determine whether an increase in a NEO’s base salary is merited. Future adjustments, if any, to the NEOs’ base salaries will be in the sole discretion of the Compensation Committee.
SHORT-TERM INCENTIVE COMPENSATION
The Compensation Committee awards executives with annual short-term incentive compensation as a means to motivate and reward our NEOs. Our Compensation Committee believes that annual bonuses should play a significant role in motivating NEOs to accomplish near-term priorities that ultimately provide increases in shareholder value.
2020 Short-Term Incentive Opportunities
In February 2020, the Compensation Committee determined that, for 2020, our NEOs would be eligible to receive a short-term incentive compensation award at the threshold, target or maximum level equal to the following percentages of their annual base salaries:

	% of Base Salary
Named Executive Officer	Threshold	Target	Maximum

John A. Kite	75%	125%	250%
Thomas K. McGowan	60%	100%	200%
Heath R. Fear	60%	100%	200%
Scott E. Murray	60%	100%	200%
Impact of COVID-19 on our Short-Term Incentive Program
In February 2020, the Compensation Committee also approved targets and performance metrics to evaluate 2020 performance using a formulaic approach based on (i) the achievement of the following objective corporate performance metrics—FFO per share, leverage (net debt to adjusted EBITDA ratio), same property NOI growth (excluding redevelopment), portfolio lease percentage, and ESG goals and (ii) the subjective assessment of individual performance objectives for each NEO.
In March 2020, the COVID-19 pandemic had taken hold, and its impact to our operations was immediate and significant. Across the shopping center sector, with government-mandated shutdowns and/or restrictions and with physical distancing requirements, existing brick-and-mortar retail stores saw a significant drop in activity and sales, were forced to close, temporarily or permanently, and in some cases faced issues with existing rent payments, and new lease development slowed or ceased. The impact of these restrictions negatively impacted the entire retail sector, including our Company. Consequently, our priorities necessarily shifted to our response to the pandemic’s impact on not only our employees but also our tenants.
The original formula adopted to evaluate performance goals would not have reflected the actual business priorities for the year, and a new formula was difficult to define as the effects of the pandemic were still unknown. To ensure effective alignment between NEO bonuses and our 2020 objectives that included near-term COVID-19-pandemic-related priorities, the Compensation Committee (in consultation with our independent compensation consultant) approved a more comprehensive performance scorecard that reviewed (i) our financial and operating results on an absolute and relative basis, (ii) ESG goals, (iii) COVID-19-related goals, and (iv) execution of key strategic priorities.

Assessing Performance Under the 2020 Scorecard
In February 2021, the Compensation Committee reviewed the Company’s performance using the following revised 2020 scorecard:
2020 Short-Term Incentive Scorecard
Category	Performance Factors	Assessment
Corporate Financial Metrics	• FFO/Share • Net Debt to EBITDA • Same Property NOI • Retail Leased%	Below Threshold in Original Bonus Metrics — Our performance was significantly impacted by COVID-19. Our results were below threshold on an absolute basis but were consistent with other shopping center REITs
Comparable Relative Metrics	• One-Year and Three-Year TSR • Rent Collections • Occupancy	Maximum/Exceed Expectations — Our one-year and three-year TSR performance was above the 90th percentile, rent collections were at the top of the sector and leased percentage approximated the 75th percentile
ESG Goals
•
Appoint members to ESG task force and hold quarterly meetings

•
Publish ESG policy and brochure

•
Complete GRESB application

•
Identify at least 5 potential LED conversion projects

•
Identify at least 5 potential solar projects

•
Factor ESG consideration into portfolio strategy

Completed 4 out of 6 metrics (Target in Original Bonus Metrics)
COVID-19-Related Goals
•
Creation and implementation of a crisis management plan

•
Ability to pivot to work from home environment

•
Effective stakeholder outreach and engagement (internal and external)

•
Employee communication and maintaining employee engagement, satisfaction and culture

•
Capital allocation response

Completed 5 out of 5 metrics

2020 Short-Term Incentive Scorecard
Category	Performance Factors	Assessment
Execution of Other Strategic Priorities	• Execution of leasing, development/redevelopment, construction, portfolio management, employee experience, capital markets, legal, and marketing activities and goals	Included 35 goals of which the Company completed 15 and partially completed an additional 16. There were only 4 out of 35 goals that management did not partially or fully meet.
The Compensation Committee also considered the input of Mr. Kite when assessing the individual performance component with respect to Messrs. McGowan and Fear, principally because the Compensation Committee believes that Mr. Kite’s input is valuable given his knowledge of our operations, the day-to-day responsibilities and performance of our other NEOs, the real estate industry generally and the markets in which we operate.
Based on performance as compared to the 2020 scorecard detailed above, the Compensation Committee determined that overall the Company exceeded expectations and did an extraordinary job in the face of an unexpected and challenging retail environment. Notwithstanding management’s overall success in 2020, the Compensation Committee was sensitive to the pressure on our full-year absolute financial results and concluded that payouts should be capped at target given the fact that the original financial goals were not achieved.
For 2020, the Compensation Committee approved short-term incentive awards that represent an approximate 50% reduction from the prior year as follows, which were denominated in dollars and paid in cash:
Named Executive Officer	2020 Year End Short-Term Incentive Compensation	2019 Year End Short-Term Incentive Compensation	Percentage Change (from 2019 to 2020)

John A. Kite	$1,031,250	$2,041,875	(49%)
Thomas K. McGowan	$480,000	$960,000	(50%)
Heath R. Fear	$450,000	$900,000	(50%)
Scott E. Murray (1)	—	$762,300	N/A

(1)
Pursuant to Mr. Murray’s Separation Agreement, as further summarized below, Mr. Murray received a lump sum cash payment of  $150,000 (subject to applicable withholdings), in lieu of any pro-rata annual cash incentive compensation for 2020.

2021 Cash Bonus Structure
For 2021, the Compensation Committee has approved a formula that will include threshold, target and maximum performance goals for the following measures:
2021 Measure	Weighting

FFO/share (as adjusted)	20%
Leverage (Net Debt to EBITDA)	15%
Anchor Box Leases	15%
Retail Portfolio Lease Percentage	15%
ESG Items	15%
Individual Performance	20%

LONG-TERM INCENTIVE COMPENSATION (“LTI”)
All share-based compensation awards to NEOs are granted by the Compensation Committee. The Compensation Committee awards share-based incentive compensation because it believes such compensation aligns the interests of our senior executives with those of our shareholders, consistent with our pay-for-performance philosophy.
Annual Equity Awards
For 2020, the annual equity compensation program was bifurcated into two components as follows:
Annual Equity Awards
Performance-Based	Time-Based
Appreciation-Only LTIP Units: Provide incentive to achieve long-term, objective goals and deliver significant returns to shareholders	Time-Based Restricted Awards: Promotes the retention of our executives over a multi-year vesting period, plus a holding period following the vesting date
80% Core LTI Compensation (Mr. Kite) 60% Core LTI Compensation (Other NEOs)	20% Core LTI Compensation (Mr. Kite) 40% Core LTI Compensation (Other NEOs)
The Compensation Committee approved 2020 target long-term incentive values in early 2020 for each of the NEOs as set forth below:
Named Executive Officer	Total Target Value	=	Performance- Based AO LTIP Units	+	Target Time-Based Award Value

John A. Kite	$3,200,000	=	$2,560,000	+	$640,000
Thomas K. McGowan	$1,000,000	=	$600,000	+	$400,000
Heath R. Fear	$680,000	=	$408,000	+	$272,000
Scott E. Murray	$500,000	=	$300,000	+	$200,000
The grant date of such awards is established when the Compensation Committee approves the grant and all key terms have been determined. In some cases, the Compensation Committee may select a future date as the grant date.
Performance-Based Awards.   In February 2020, the Compensation Committee granted performance-based awards in the form of appreciation-only LTIP Units (“AO LTIP Units”). The performance-based AO LTIP Units are only convertible into vested LTIP Units if the Company’s share price appreciates at least 15% for at least 20 consecutive trading days, as explained further below, and are intended to drive shareholder value. The key design features that help support this goal include:
•
Both Service and Performance-Based Vesting Conditions—In order for the performance-based AO LTIP Units to become fully vested and exercisable both of the following events must occur: (i) cliff-based vesting from the grant date until the third anniversary of the grant during which the NEO must continue to provide services and (ii) the satisfaction of the stock appreciation goal.

•
Rigorous Value Creation Goals—The Company’s share price must trade at a minimum of 15% above the initial share price (a minimum of  $20.424) for 20 consecutive trading days during the period commencing on the first anniversary of the date of grant and ending as of the fifth anniversary of the date of grant. We believe that the 15% hurdle is rigorous given that, including the Company’s dividend yield at the time of grant, a 12% total return would need to be generated per year before our NEOs can exercise their AO LTIP Units.

•
Limited Exercise Period—The performance-based AO LTIP Units only have a six-year period during which the awards can be exercised and for the NEOs to realize any value from them. The six-year exercise period is significantly shorter than the ten-year period used by most option-like equity awards and emphasizes the Company’s goal to drive meaningful shareholder value creation.
AO LTIP Units are a special class of limited partnership units in the Operating Partnership that are intended to qualify as “profits interests” for U.S. federal income tax purposes that, subject to certain conditions, including vesting, may be convertible into vested LTIP Units.
AO LTIP Units are designed to have economics similar to stock options and allow the recipient, subject to vesting requirements, to realize only the value above a threshold level set as of the grant date of the award (the “Participation Threshold”). The value of vested AO LTIP Units is realized through conversion into a number of vested LTIP Units in the Operating Partnership determined on the basis of how much the value of a common share of the Company has increased over the Participation Threshold. The conversion ratio between vested AO LTIP Units and vested LTIP Units is the quotient of (i) the excess of the value of a common share of the Company as of the date of conversion over the Participation Threshold, divided by (ii) the value of a common share of the Company as of the date of conversion. This effect is similar to a cashless exercise of stock options, whereby the holder receives a number of shares equal in value to the difference between the full value of the total number of shares for which the stock option is being exercised and the total exercise price. Like stock options, AO LTIP Units have a finite term over which their value is allowed to increase. At the end of the term, vested AO LTIP Units will be mandatorily converted into vested LTIP Units in the Operating Partnership, if any, based on the conversion ratio at that time; until that time, a holder of AO LTIP Units has the right to convert vested AO LTIP Units into vested LTIP Units based on the conversion ratio as of such date of conversion.
Each NEO received a number of performance-based AO LTIP Units equal to the target dollar value approved by the Compensation Committee, divided by the grant date fair value of  $1.48 per AO LTIP Unit, as follows :
Named Executive Officer	2020 Performance- Based AO LTIP Units ($ value)	Performance- Based AO LTIP Units (# of units)	Participation Threshold	2019 Performance- Based AO LTIP Units ($ value)	Percentage Change (from 2019 to 2020)

John A. Kite	$2,560,000	1,729,729	$17.76	$2,400,000	7%
Thomas K. McGowan	$600,000	405,405	$17.76	$600,000	—
Heath R. Fear	$408,000	275,675	$17.76	$408,000	—
Scott E. Murray	$300,000	202,702	$17.76	$300,000	—
Time-Based Award Targets and Awards.   For the annual equity incentive award for 2020, the Compensation Committee set time-based equity incentive award targets equal to 20% of the overall target for Mr. Kite and 40% of the overall target for the other NEOs. The actual value of the ultimate award could vary upward or downward from the target value based on the Compensation Committee’s evaluation of 2020 performance. The Compensation Committee had the discretion to grant time-based equity awards worth between 50% and 150% of the target value for each NEO.
In determining the value of 2020 time-based awards, the Compensation Committee reviewed performance as outlined under “2020 Performance Highlights” above. In particular, the Compensation Committee noted that the Company performed at the top of the market on a relative basis compared against its peers in a variety of measures, including rent collections, occupancy, and total shareholder return and was able preserve capital without suspending our quarterly dividend. Based on its review of 2020 performance, in February 2021, the Compensation Committee determined that each of Messrs. Kite, McGowan and Fear would be awarded 100% of the target value for the time-based awards.
With respect to the annual time-based equity awards, an executive officer may choose to receive LTIP units instead of restricted shares. Each of our NEOs elected to receive LTIP units instead of time-based restricted common shares, which, based on the closing price of our common shares on February 12, 2021, of  $18.05, resulted in LTIP unit awards in the following amounts:
Named Executive Officer	2020 LTIP Units ($ value)	2020 LTIP Units (# of units)	2019 LTIP Units ($ value)	Percentage Change (from 2019 to 2020)

John A. Kite	$640,000	35,458	$899,986	(29%)
Thomas K. McGowan	$400,000	22,161	$599,985	(33%)
Heath R. Fear	$272,000	15,070	$407,983	(33%)
As would have been the case if granted as time-based restricted common shares, these LTIP units vest ratably over three years from the date of award, which was February 12, 2021, and will be subject to an additional two-year post-vesting holding period. While the Compensation Committee determined to make the foregoing grants to Messrs. Kite, McGowan and Fear based on 2020 performance, the awards were made in February 2021, and, therefore, the value of such awards is not part of 2020 compensation in the “Summary Compensation Table” included in this proxy statement.
Employment Agreement Retention Awards
The COVID-19 pandemic resulted in significant disruption to our sector given the direct and significant impact on the retail industry. These challenges are expected to not only impact our near-term operations but also present longer-term challenges as the sector looks to reposition itself during a period when e-commerce continues to become a larger portion of the retail landscape. These challenges are not unique to the Company and will require retail REITs to employ high-caliber management teams to strategically position the company for success in the coming years. Accordingly, competition for retail talent is at an all-time high.
We believe that our management team represents a best-in-class group of individuals as demonstrated by the following significant accomplishments:
•
Our TSR performance was at the top of the sector based on results as of December 31, 2020:

Kite Realty Group Trust’s Relative TSR as Compared to Shopping Center REITs*
	One-Year TSR	Three-Year TSR

vs. Sector Median	Outperformed by +12%	Outperformed by +24%
% Ranking	94th Percentile	93rd Percentile

*
includes shopping centers as defined by NAREIT

•
We were one of the few open-air shopping center peers to continuously pay a dividend during the COVID-19 pandemic.

•
Our management team is often at the forefront of the industry, including implementing an effective COVID-19 strategy that addressed both the economic and human impact of the crisis and resulted in market-leading financial results, such as rent collections.

•
Since our current management team has been in place (beginning in late 2018), they have worked to successfully drive stock price growth. Our stock price was $14.09 on December 31, 2018, and while we experienced a short-term decline in 2020 due to COVID-19, the management team remained focused on executing our long-term strategy. As a result, our stock price has increased from our 52-week low of  $6.87 to $14.96 on December 31, 2020. Our stock price continues to outperform in 2021 and was $19.73 on March 19, 2021.

The Compensation Committee reviewed the above accomplishments, the competitive landscape, and the need for proven retail REIT executives and concluded that retaining the current management team was of critical importance. Accordingly, the Compensation Committee determined that executing new, long-term employment agreements with Mr. Kite, Mr. McGowan and Mr. Fear that included retention awards was essential to ensuring that the Company will be able to effectively navigate the challenging retail environment.
These retention awards were granted in the form of LTIP units with long-term back-ended vesting to reinforce the retentive value of the grants. Awards vest in equal one-third installments at the end of years 3-5 (that is, on each of December 31, 2023, December 31, 2024, and December 31, 2025), subject to the applicable NEO’s continued service with the Company on each such date, and are also subject to an additional one-year post-vesting holding period.
Based on our closing price on December 30, 2020, of  $14.66, each of Messrs. Kite, McGowan and Fear received LTIP unit awards in the following amounts:
Named Executive Officer	LTIP Units ($ value)	LTIP Units (# of units)

John A. Kite	$2,500,000	170,533
Thomas K. McGowan	$1,000,000	68,213
Heath R. Fear	$1,000,000	68,213
STATUS OF PERFORMANCE-BASED EQUITY AWARDS GRANTED SINCE 2017

To assist with calculating realizable pay, we provide the following updates with respect to ongoing and completed performance-based equity awards made to our CEO in the past four years, each as of December 31, 2020:
Grant Date	Thresh. Payout (Units)	Target Payout (Units)	Max. Payout (Units)	Perf. Period	Target/Actual Earned Date	Actual Payout

2/15/17 (PSUs)	21,964	43,928	87,856	3 years	12/31/19	Earned at 97.63% of target
2/23/18 (PSUs)	37,699	83,776	163,363	3 years	12/31/20	Earned at 126% of target
3/22/19 (AO LTIP Units)	—	1,490,683	—	3-5 years	3-5 years	No value accrued; stock has not exceeded threshold of $18.948 for required 20 consecutive days
2/12/20 (AO LTIP Units)	—	1,729,729	—	3-5 years	3-5 years	No value accrued; stock has not exceeded threshold of $20.424 for required 20 consecutive days

OTHER COMPENSATION PLANS AND PERSONAL BENEFITS

We maintain a defined contribution plan (the “401(k) Plan”). All of our full-time employees are eligible to participate in the 401(k) Plan and are permitted to contribute up to the maximum percentage allowable without exceeding the limits under the Internal Revenue Code of 1986, as amended (the “Code”). All amounts deferred by a participant, as well as the contributions we make under the 401(k) Plan, vest immediately in the participant’s account. We may make “matching contributions” equal to 100% of the participant’s contribution up to 3% of the participant’s salary and 50% of the participant’s contribution over 3% and up to 5% of the participant’s salary, not to exceed the annual maximums determined under the Code, which were $19,500 for employee contributions and $11,400 for employer matches. During 2020, we made matching contributions totaling $45,600 on behalf of the NEOs, in the aggregate.
We periodically provide certain benefits to our employees that we believe are important to attract and retain talented individuals. These benefits in 2020 included payments related to health care and life insurance. These benefits provided to our NEOs in 2020 are described in the “Summary Compensation Table” below. We do not offer defined benefit pension or supplemental executive retirement plans to any of our employees.
SHARE OWNERSHIP REQUIREMENTS

Pursuant to the Company’s existing policy that was adopted in 2015, our current NEOs are required to own a number of our common shares or units of limited partnership interest of our Operating Partnership with an aggregate value calculated as a multiple of his respective base salary, as follows:
Named Executive Officer	Multiple of Base Salary	Value of Minimum Share Ownership Requirement (based on 2020 Base Salary)

John A. Kite	10x	$8,250,000
Thomas K. McGowan	3x	$1,440,000
Heath R. Fear	3x	$1,350,000
Scott E. Murray (1)	2x	$770,000

(1)
Mr. Murray resigned effective November 11, 2020, and the share ownership requirements ceased applying to him as of his resignation.

Each of Messrs. Kite, McGowan and Fear was in compliance with the ownership requirements as of December 31, 2020.

CLAWBACK POLICY

The Company has in place a clawback policy for incentive-based executive compensation (the “Clawback Policy”). The Clawback Policy is intended to meet the scope of the currently proposed SEC Rule 10D-1 and ultimately the associated NYSE listing exchange rules. Under the Clawback Policy, in the event that the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with a financial reporting requirement, the Company shall make reasonable efforts to recover from any current or former executive officer the amount of certain incentive-based compensation in excess of what would have been paid or granted to that executive officer under the circumstances reflected by the accounting restatement. The Clawback Policy applies to any incentive-based compensation paid to an executive officer within the three-year period preceding the date of the restatement.
TAX LIMITS ON EXECUTIVE COMPENSATION

The Compensation Committee considers the tax deductibility of compensation as one of many factors when considering executive compensation program alternatives. Due to its tax status as a REIT, the Company must generally distribute its taxable income to shareholders. To the extent that compensation is not deductible, taxable income will be higher and distributions to shareholders may therefore be higher than they would be otherwise.
Under Section 162(m) of the Code, a publicly held corporation is generally limited to a $1 million annual tax deduction for compensation paid to each of its “covered employees,” which generally includes the corporation’s chief executive officer, chief financial officer and three other most highly compensated executive officers and certain former executive officers in such roles. On December 18, 2020, the IRS issued final regulations under Section 162(m) which generally and among other things provide that, contrary to certain prior private letter rulings previously issued by the IRS to several UPREITs, compensation subject to the Section 162(m) limit includes a publicly held corporation’s distributive share of a partnership’s deduction for any compensation paid by such partnership after December 18, 2020 for services performed by a covered employee of the publicly held corporation.
Although the Compensation Committee is mindful of the limits imposed by Section 162(m), the Compensation Committee nevertheless reserves the right to structure the compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m) if it determines that such payments are consistent with our pay-for-performance philosophy and are in the best interests of the Company.

PAY RATIO DISCLOSURE

Pursuant to Item 402(u) of SEC Regulation S-K and Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, presented below is the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The Company believes that the ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u).
The Company identified its “median employee” as of December 31, 2020, by using Box 1 from Form W-2 for all Company employees employed as of that date, which is the same methodology we used to calculate the pay ratio disclosed in the Company’s proxy statement last year. The Company annualized the reported compensation for all permanent employees that were hired during 2020. The Company did not make any cost-of-living or other adjustments.
Using this methodology, the Company’s median employee was an exempt employee whose total annual compensation in 2020 was $114,637. This total compensation included annual base salary; a subjective, annual bonus; the Company’s contributions towards dental, health and life insurance; the Company’s contribution to the employee’s health savings account; and the Company’s contribution to the employee under the 401(k) Plan. Using the total annual compensation from the “Summary Compensation Table” at page 45, our CEO’s total annual compensation was $7,355,183. The ratio of our CEO’s annual total compensation to our median employee’s annual total compensation for fiscal year 2020 was 64 to 1.
SPECIAL NOTE REGARDING NON-GAAP FINANCIAL MEASURES

This Compensation Discussion and Analysis contains certain non-GAAP financial measures, which are described in more detail as follows:
•
EBITDA: We define EBITDA as net income before depreciation and amortization, interest expense and income tax expense of taxable REIT subsidiary. A reconciliation of EBITDA to consolidated net income is included on pages 50-51 of our Annual Report on Form 10-K for the year ended December 31, 2020.

•
Adjusted EBITDA: Adjusted EBITDA is EBITDA less (i) EBITDA from unconsolidated entities, (ii) gains on sales of operating properties or impairment charges, (iii) other income and expense, (iv) noncontrolling interest EBITDA and (v) other non-recurring activity or items impacting comparability from period to period. A reconciliation of Adjusted EBITDA to consolidated net income is included on pages 50-51 of our Annual Report on Form 10-K for the year ended December 31, 2020.

•
FFO: We calculate FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. A reconciliation of FFO to consolidated net income is included on pages 49-50 of our Annual Report on Form 10-K for the year ended December 31, 2020. From time to time, the Company may report or provide guidance with respect to “FFO as adjusted” which starts with FFO, as defined by NAREIT, and then removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including without limitation, gains or losses associated with the early extinguishment of debt, gains or losses associated with litigation involving the Company that is not in the normal course of business, the impact on earnings from executive separation, and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO.
•
NOI and Same-Property NOI: NOI is income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and corporate level expenses. Same-Property NOI excludes properties that have not been owned for the full period presented. It also excludes net gains from outlot sales, straight-line rent revenue, lease termination income in excess of lost rent, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any. A reconciliation of Same-Property NOI to net income attributable to common shareholders is included on pages 48-49 of our Annual Report on Form 10-K for the year ended December 31, 2020.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
Respectfully submitted,
The Compensation Committee of the Board of Trustees
William E. Bindley (Chairman)
Victor J. Coleman
David R. O’Reilly

COMPENSATION OF EXECUTIVE OFFICERS AND TRUSTEES

The following tables contain certain compensation information for our NEOs. Our current NEOs consist of our Chief Executive Officer; Chief Operating Officer; Chief Financial Officer; and Former Executive Vice President, General Counsel and Corporate Secretary.
SUMMARY COMPENSATION TABLE

The following table sets forth a summary of all compensation earned, awarded or paid to the NEOs for the fiscal years ended December 31, 2020, 2019 and 2018.
Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	Total

John A.Kite Chairman & CEO	2020	$825,000	$1,031,250	$2,910,164	$2,560,000	—	$28,769	$7,355,183
	2019	$825,000	—	$701,387	$2,400,000	$2,041,875	$27,182	$5,995,444
	2018	$775,000	—	$1,685,083	—	$1,206,255	$26,746	$3,693,084

Thomas K. McGowan President & COO	2020	$480,000	$480,000	$1,367,111	$600,000	—	$23,388	$2,950,499
	2019	$480,000	—	$275,540	$600,000	$960,000	$22,382	$2,337,922
	2018	$480,000	—	$673,251	—	$448,260	$21,751	$1,623,262

Heath R. Fear (7) EVP & CFO	2020	$450,000	$450,000	$1,204,664	$408,000	—	$99,086	$2,611,750
	2019	$450,000	$900,000	—	$408,000	—	$62,413	$1,823,413
	2018	$75,000	$75,000	$1,443,740	—	—	—	$1,593,740

Scott E. Murray (8) Former EVP, General & Corporate Secretary	2020	$352,423	—	$253,806	$300,000	—	$2,778,159	$3,684,388
	2019	$385,000	—	$166,998	$299,999	$762,300	$28,182	$1,642,480
	2018	$370,000	—	$434,526	—	$345,534	$26,746	$1,176,806

(1)
“Salary” column represents total salary earned in each of the fiscal years shown.

(2)
For 2020, these amounts represent the amount of the annual short-term incentive compensation awards to each of the NEOs, as further described above. For 2019 and 2018, the amounts for Mr. Fear represent the short-term incentive compensation awards guaranteed to Mr. Fear pursuant to his employment agreement.

(3)
The amounts disclosed in this column do not represent actual amounts paid in cash to or value realized by the NEO. The amounts disclosed in this column for 2020 reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the share-based incentive compensation for (i) the 2019 fiscal year awarded in February 2020 as restricted LTIP units and (ii) for each NEO other than Mr. Murray, the special retention awards awarded on December 31, 2020 as restricted LTIP units.

(4)
The amounts disclosed in this column do not represent actual amounts paid in cash to or value realized by the NEO. The amounts disclosed in this column for 2020 reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the AO LTIP Units awarded in February 2020. The assumptions used to calculate these amounts are described in Note 3 to our consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2020.

(5)
For 2019 and 2018, these amounts represent the amount of the annual short-term incentive compensation earned by each NEO for such fiscal years.

(6)
The amount shown in the “All Other Compensation” column reflects for each NEO:

•
the value of premiums paid pursuant to health and dental insurance benefits provided by the Company;

•
the value of premiums paid pursuant to life and disability insurance benefits provided by the Company;

•
contributions to employees’ health savings accounts; and

•
matching contributions allocated by the Company pursuant to the 401(k) Plan.

With respect to Mr. Fear only, “All Other Compensation” also includes reimbursement for certain commuting and housing expenses and standard industry fare level imputed income for a flight on an aircraft leased by the Company. Except as set forth below, the amount attributable to each such perquisite or personal benefit (as defined by SEC rules) for each NEO set forth above does not exceed the greater of  $25,000 or 10% of the total amount of perquisites or benefits received by such NEO. The amount attributable to each item that is not a perquisite or personal benefit (as defined by SEC rules) does not exceed $10,000.

During fiscal year 2020, Mr. Fear received reimbursement of  $35,734 for housing expenses, $12,004 for related tax reimbursement, and $38,250 for use of an airplane associated with working from the Company’s Indianapolis headquarters.

With respect to Mr. Murray only, “All Other Compensation” also includes the following amounts payable pursuant to his Separation Agreement: (i) a lump sum severance payment equal to $1,740,307 (subject to applicable withholdings), (ii) a lump sum cash payment of  $150,000 (subject to applicable withholdings), in lieu of any pro-rata annual cash incentive compensation for 2020, (iii) payment or reimbursement for premiums equal to $3,705 to continue medical, prescription and dental coverage (for Mr. Murray and his family) pursuant to COBRA during the 2020 calendar year, (iv) full and immediate vesting of then-outstanding equity awards subject only to time-vesting based on continued service in an equal to $411,060, and (v) the incremental amount from vesting of a pro-rata portion of his 2018 Performance Share Units (“PSU”) awards equal to $404,213 . Mr. Murray also received $41,462 for accrued and unused vacation through his separation date.

(7)
Mr. Fear commenced employment as the Company’s Executive Vice President and Chief Financial Officer on November 5, 2018.

(8)
Mr. Murray resigned from employment as the Company’s Executive Vice President, General Counsel and Secretary effective November 11, 2020.

GRANTS OF PLAN-BASED AWARDS IN 2020

The following table sets forth information concerning the grants of plan-based awards made to each NEO in the fiscal year ended December 31, 2020.
Name and Principal Position	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Share Awards: Amount of Shares or Share Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise Price of Option Awards ($/share)	Full Grant Date Fair Value of Share and Option Awards ($)
		Threshold	Target	Maximum

John A. Kite Chairman & CEO	2/12/2020	$618,750	$1,031,250	$2,062,500	—	—	—	—
	2/12/2020	—	—	—	50,933(3)	—	—	$761,448
	2/12/2020	—	—	—	—	1,729,729	$17.76	$2,560,000
	12/31/2020	—	—	—	170,533(4)	—	—	$2,148,716

Thomas K. McGowan President & COO	2/12/2020	$288,000	$480,000	$960,000	—	—	—	—
	2/12/2020	—	—	—	33,955(3)	—	—	$507,627
	2/12/2020	—	—	—	—	405,405	$17.76	$600,000
	12/31/2020	—	—	—	68,213(4)	—	—	$859,484

Heath R. Fear EVP & CFO	2/12/2020	$270,000	$450,000	$900,000	—	—	—	—
	2/12/2020	—	—	—	23,089	—	—	$345,181
	2/12/2020	—	—	—	—	275,675	$17.76	$408,000
	12/31/2020	—	—	—	68,213(4)	—	—	$859,484

Scott E. Murray Former EVP, General Counsel & Corporate Secretary	2/12/2020	$231,000	$385,000	$770,000	—	—	—	—
	2/12/2020	—	—	—	16,977	—	—	$253,806
	2/12/2020	—	—	—	—	202,702	$17.76	$300,000

(1)
Represent the possible payouts under the Company’s annual short-term incentive compensation plan set by the Compensation Committee in February 2020. The actual amount earned by each NEO in 2020 is reported under the Bonus column in the “Summary Compensation Table.” For more information about such annual short-term incentive compensation awards, see “Compensation Discussion and Analysis—Components of Executive Compensation—Short-Term Incentive Compensation” above.

(2)
Represent AO LTIP Units awarded in February 2020. For more information about the AO LTIP Units, see “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Compensation Awards—Performance-Based Awards” above. The exercise price is the Participation Threshold for purposes of the AO LTIP Units.

(3)
Represent LTIP Units awarded in February 2020 as share-based incentive compensation for the 2019 fiscal year. These LTIP Units will vest ratably over a period of three years, contingent on continued service by the NEO through the applicable vesting date. The awards are also subject to a two-year “no-sell” restriction prohibiting the executive officers from transferring the units for a two-year period after the award vests, except in limited circumstances.

(4)
Represent the special retention awards granted in the form of LTIP Units. For more information about such LTIP Units, see “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Compensation Awards—Special Retention Awards” above. These LTIP Units will vest in three equal installments on 12/31/2023, 12/31/2024, and 12/31/2025, contingent on continued service by the NEO through the applicable vesting date. The awards are also subject to a one-year “no-sell” restriction prohibiting the NEOs from transferring the units for a one-year period after the award vests, except in limited circumstances.

ADDITIONAL INFORMATION RELATED TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE
On December 29, 2020, we entered into new employment agreements with each of Messrs. Kite, McGowan and Fear. These new employment agreements were effective as of December 31, 2020, and superseded their previous agreements with us, which were initially entered into with Mr. Kite and Mr. McGowan on July 28, 2014, and with Mr. Fear on October 1, 2018.
•
The initial term of each employment agreement will end on December 31, 2025, with automatic one-year renewals on each December 31st thereafter, unless the Board or the executive elects not to extend the term by providing the other party with 90 days’ written notice. In addition, the term of each employment agreement will be automatically extended upon a change in control until the second anniversary following such change in control with automatic one-year renewals on each anniversary thereafter, unless the Board or the executive elects not to extend the term by providing the other party with written notice at least 180 days prior to the date when such term would otherwise be extended.
•
The employment agreements set base salaries and annual cash incentive targets for the executives, which are subject to annual review and may be increased (but not decreased) by the Compensation Committee. For a discussion of these provisions, including their material terms and features, please see “Compensation Discussion and Analysis—Components of Executive Compensation—Base Salaries” and “Compensation Discussion and Analysis—Components of Executive Compensation—Short-Term Incentive Compensation.” The NEO’s 2020 base salaries and annual cash incentive targets are:

Executive	Base Salary	Annual Cash Incentive Target
John A. Kite	$825,000	125% of Base Salary (2020) 150% of Base Salary (commencing 2021)
Thomas K. McGowan	$480,000	100% of Base Salary
Heath R. Fear	$450,000	100% of Base Salary

•
The employment agreements also provide that the executives are entitled to participate in our Amended and Restated 2013 Equity Incentive Plan and any group life, hospitalization or disability insurance plans, health programs, pension and profit sharing plans, and similar benefits commensurate with the benefits we provide to our senior executives generally. Mr. Fear’s employment agreement also provides that the Company will reimburse him for up to $3,500 per month for housing and ordinary commuting expenses associated with working from the Company’s Indianapolis headquarters. For information related to the additional benefits provided to our NEOs, please see the “All Other Compensation” column of the “Summary Compensation Table” below.

•
Under each employment agreement, if the executive is terminated by us without “cause” or resigns for “good reason” (each as defined in his employment agreement), he will be entitled to certain severance payments, as described in detail below under “—Potential Payments Upon Termination or Change-in-Control.” In contrast to each executive’s previous employment agreement, the definition of  “without cause” in the employment agreements does not include a decision by the Company not to extend the term of the employment agreement, meaning no payment will be owed to the executive solely because the employment agreement is not renewed at the end of a term.

•
Each employment agreement contains confidentiality, non-competition, non-solicitation and non-disparagement restrictions during the term of the employment agreement and for certain specified periods thereafter. The non-competition restricted period is 18 months for Mr. Kite and Mr. McGowan and 12 months (or 18 months, if his employment terminates without “cause” or for “good reason” in the two-year period following a change in control) for Mr. Fear.

Bonuses and Equity Awards.   Each of our NEOs (including Mr. Murray pursuant to his Separation Agreement) received in 2021 short-term incentive compensation related to 2020 performance that was paid in the form of cash. For a discussion of these awards, including their material terms and features, please see “Compensation Discussion and Analysis—Components of Executive Compensation—Short-Term Incentive Compensation” and “Summary Compensation Table.”
In 2020, each of our NEOs received a time-based equity award in the form of LTIP Units based on 2019 performance. For a discussion of these awards, including their material terms and features, please see “Compensation Discussion and Analysis—Components of Executive Compensation—Share-Based Incentive Compensation Awards,” the “Summary Compensation Table,” and the “Grants of Plan Based Awards in 2020” Table, including the footnotes to such tables.

In 2020, each of our NEOs received a performance-based equity award in the form of AO LTIP Units. See “Compensation Discussion and Analysis—Components of Executive Compensation—Share-Based Incentive Compensation Awards,” the “Summary Compensation Table” and the “Grants of Plan Based Awards in 2020” Table, including the footnotes to such tables.
Separation Agreement.   On November 3, 2020, Scott E. Murray resigned from his positions with the Company effective as of November 11, 2020. His Separation Agreement provided for: (i) a lump sum severance payment equal to two times the sum of Mr. Murray’s base salary and his average annual cash incentive compensation actually paid with respect to the prior three fiscal years ($1,740,307) (subject to applicable withholdings), (ii) a lump sum cash payment of  $150,000 (subject to applicable withholdings), in lieu of any pro-rata annual cash incentive compensation for 2020, (iii) pay or reimbursement for premiums to continue medical, prescription and dental coverage (for Mr. Murray and his family) pursuant to COBRA for up to 18 months (with such reimbursements through December 31, 2020 equal to $3,705), (iv) full and immediate vesting of then-outstanding equity awards subject only to time-vesting based on continued service in an amount equal to $411,060 (subject to applicable withholdings), (v) vesting of a pro-rata portion of his performance-based equity awards, if the performance objectives were achieved at the end of the applicable performance period (which for his 2018 PSU awards was an amount equal to $404,213 (subject to applicable withholding)), (vi) vesting of a pro-rata portion of Mr. Murray’s unvested AO LTIP Units, if the stock appreciation performance-based metric has already been met or is met within 90 days following his separation date, and (vii) waiver, as of separation, of all no-sell restrictions applicable to shares of the Company’s common stock then held by Mr. Murray (including stock issued upon conversion of any LTIP Units). No amount has been attributed to Mr. Murray’s unvested AO LTIP Units because the stock appreciate performance-based metric had not already been met and was not met within 90 days following his separation date, so no vesting occurred thereunder. In consideration for such payments and benefits, Mr. Murray is subject to certain post-termination confidentiality, noncompetition, non-solicitation, cooperation, and non-disparagement restrictions and obligations. Mr. Murray also received all earned but unpaid base salary and a payment for accrued and unused vacation through his separation date equal to $41,462.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END DECEMBER 31, 2020

The following table sets forth the outstanding equity awards for each NEO as of December 31, 2020.
	Option Awards				Share Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($) (4)	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested (#) (5)	Market Value of Shares or Units of Shares That Have Not Vested ($) (6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (9)

John A. Kite Chairman & CEO	19,068 (1)	—	$21.04	2/18/2021	—	—	—	—
		1,490,683 (2)	$15.79	3/21/2025	—	—	—	—
	—	1,729,729 (3)	$17.76	2/11/2026	—	—	—	—
	—				—	—	—	—
	—	—	—	—	276,034	$4,129,469	106,088 (7)	$1,587,077

Thomas K. McGowan President & COO	—	372,671 (2)	$15.79	3/21/2025	—	—	—	—
	—	405,405 (3)	$17.76	2/11/2026	—	—	—	—
					123,855	$1,852,871	41,676 (7)	$623,473

Heath R. Fear EVP & CFO	—	253,416 (2)	$15.79	3/21/2025	—	—	—	—
	—	275,675 (3)	$17.76	2/11/2026	—	—	—	—
	—	—	—	—	126,993	$1,899,815	23,794 (8)	$355,959

Scott E. Murray Former EVP, General Counsel & Corporate Secretary	—	186,335 (2)	$15.79	3/21/2025	—	—	—	—
	—	202,702 (3)	$17.76	2/11/2026	—	—	—	—
	—	—	—	—	—	—	24,046 (7)	$359,728

(1)
Represents common share option awards that vested over five years and expired ten years from the grant date. Twenty percent of the common share options vested on the one-year anniversary of the grant date and the remaining common share options vested monthly over the subsequent 48 months.

(2)
Represents AO LTIP Units that become fully vested and exercisable if both (i) the NEO continues to provide services from the grant date until the third anniversary of the grant date (March 22, 2022) and (ii) the Company’s stock price appreciates at least 20% for at least 20 consecutive trading days prior to the fifth anniversary of the grant date (March 22, 2024).

(3)
Represents AO LTIP Units that become fully vested and exercisable if both (i) the NEO continues to provide services from the grant date until the third anniversary of the grant date (February 12, 2023) and (ii) the Company’s stock price appreciates at least 15% for at least 20 consecutive trading days during the period commencing as of the first anniversary of the grant date and ending on the fifth anniversary of the grant date (February 12, 2025).

(4)
Takes into account our one-for-four reverse share split that occurred in August 2014.

(5)
Represents restricted common share and LTIP unit awards granted prior to January 1, 2021 that are not fully vested as of December 31, 2020, all of which vest ratably over three to five years beginning either (i) on the first anniversary date of the grant or (ii) for the special retention awards, on the specified future date of December 31, 2023, and are not subject to any performance criteria, and in some cases are subject to a “no-sell” restriction prohibiting the executive officers from transferring the shares for a specified period after the award vests, except in limited circumstances. Following is a table that reflects the grant date, total number of shares granted, and vesting period for grants of restricted shares or LTIP units a portion of which remain unvested as of December 31, 2020:

Name	Grant Date	# of Shares or Units Granted	Vesting Period From Grant (Years)

John A. Kite	2/17/16	23,791	5
	2/23/18	45,212	3
	2/21/19	52,109	3
	2/12/20	50,933	3
	12/31/20	170,533	5 (3 equal installments beginning 12/31/23)

Thomas K. McGowan	2/17/16	9,176	5
	2/23/18	18,617	3
	2/21/19	20,471	3
	2/12/20	33,955	3
	12/31/20	68,213	5 (3 equal installments beginning 12/31/23)

Heath R. Fear	11/5/18	71,383	4
	2/12/20	23,089	3
	12/31/20	68,213	5 (3 equal installments beginning 12/31/23)

(6)
Based on the closing share price on December 31, 2020 of  $14.96.

(7)
This column includes the 2018 awards of performance-based restricted share units that had a three-year performance period that ended December 31, 2020; the number of 2018 PSUs reflects the units that vested in January 2021 after certification of the results and for Mr. Murray only, after pro-ration pursuant to his Separation Agreement.

(8)
Represents performance-based restricted shares that may be earned over a three-year performance period from November 5, 2019, to November 5, 2022, based on relative TSR, where the units that are earned at the end of the performance period vest on November 5, 2023, subject to Mr. Fear’s continued service. These shares are reflected based on an assumed performance level of target.

(9)
Represents payout value of unearned equity incentive plan awards. Below is a table reflecting the grant date, number of units granted (at target), estimated market value based on current performance level (using the closing price from December 31, 2020, of  $14.96 per share), and grant type:

Name	Grant Date	# of Units Granted (Target)	Assumed Performance Level	Estimated Market Value ($)	Grant Type

John A. Kite	2/23/18	50,266	Earned 100,532	1,503,959	Relative TSR PSUs
	2/23/18	33,510	Earned 5,556	83,118	Operational PSUs

Thomas K. McGowan	2/23/18	19,747	Earned 39,494	590,830	Relative TSR PSUs
	2/23/18	13,165	Earned 2,182	32,643	Operational PSUs

Heath R. Fear	11/5/18	23,794	Target	355,959	Relative TSR Performance- Based Restricted Shares

Scott E. Murray	2/23/18	11,968	Earned 22,739 (Pro-Rated)	340,175	Relative TSR PSUs
	2/23/18	7,978	Earned 1,307 (Pro-Rated)	19,553	Operational PSUs

OPTION EXERCISES AND SHARES VESTED IN 2020

The following table sets forth the number of share options that were exercised during 2020 and the value realized on exercise, and the amounts and value of restricted common shares that vested during 2020 for each NEO.
	Option Awards		Share Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares or Units Acquired on Vesting	Value Realized on Vesting ($) (1)

John A. Kite Chairman & CEO	—	—	48,488	$847,234

Thomas K. McGowan President & COO	1,687	$1,333	19,154	$334,708

Heath R. Fear EVP & CFO	—	—	17,846	$187,737

Scott E. Murray	—	—	42,226	$612,098
Former EVP, General Counsel & Corporate Secretary

(1)
Value realized on vesting was determined using the closing price of the Company’s common shares on the respective dates that the restricted shares or LTIP units vested or, if they vested on a non-trading day, the closing price on the next preceding trading day.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We may be required to make certain payments to our NEOs in the event their services are terminated or we experience a change in control. Under the terms of our employment agreements with Messrs. Kite, McGowan and Fear, the amount of these payments (and whether we would be required to make them) depends on the nature of the executive’s termination. The various termination and change in control scenarios and the amounts we would be required to pay upon the occurrence of each are described below.

Termination by us without “Cause” or by the NEO for “Good Reason” outside of the “CIC Protection Period”
In this scenario, the NEO would be entitled to:
•
compensation accrued at the time of termination

•
a lump sum severance payment equal to his “severance multiple” (which for Mr. Kite and Mr. McGowan is three and for Mr. Fear is two), multiplied by the sum of his base salary then in effect and the average annual cash incentive compensation actually paid to the Executive with respect to the prior three fiscal years (or, if Mr. Fear has not been employed by the Company during the entire prior three fiscal year period, then instead of his average annual cash incentive compensation subject to the severance multiple, the average annual cash incentive actually paid to Mr. Fear with respect to each full fiscal year for which he was employed will be subject to the severance multiple)

•
a lump sum severance payment equal to his pro rata annual cash incentive compensation for the year of termination, subject to the applicable performance criteria having been met at target or above for that year

•
continued medical, prescription and dental benefits to him and/or his family for 18 months after his termination date

•
full and immediate vesting of his equity awards that are subject only to time-vesting based on service

•
pro-rata vesting of his performance-based equity awards if the performance objectives are achieved at the end of the performance period

•
under the form of award agreement for the AO LTIP Units, pro-rata vesting of his unvested AO LTIP Units, if the stock appreciation performance-based metric has already been met or is met within 90 days following such termination

Termination by us without “Cause” or by the NEO for “Good Reason” during the “CIC Protection Period”
In this scenario, the NEO would be entitled to:
•
compensation accrued at the time of termination

•
a lump sum severance payment equal to his “severance multiple” (which for each of Mr. Kite, Mr. McGowan and Mr. Fear is three), multiplied by the sum of his base salary then in effect and the average annual cash incentive compensation actually paid to the Executive with respect to the prior three fiscal years (or, if Mr. Fear has not been employed by the Company during the entire prior three fiscal year period, then instead of his average annual cash incentive compensation subject to the severance multiple, the average annual cash incentive actually paid to Mr. Fear with respect to each full fiscal year for which he was employed will be subject to the severance multiple)

•
a lump sum severance payment equal to his pro rata annual cash incentive compensation target for the year of termination, without regard to the achievement of the applicable performance criteria

•
continued medical, prescription and dental benefits to him and/or his family for 18 months after his termination date

•
full and immediate vesting of his equity awards that are subject only to time-vesting based on service

•
full vesting of his performance-based equity awards at the greater of  (i) the target level on his termination date or (ii) actual performance as of his termination date

•
under the form of award agreement for the AO LTIP Units, pro-rata vesting of his unvested AO LTIP Units, if the stock appreciation performance-based metric has already been met or is met within 90 days following such termination

Termination by us for “Cause” or by the NEO without “Good Reason”	In this scenario, the NEO would be entitled to: • compensation accrued at the time of termination

Termination for Death or Disability	In this scenario, the NEO would be entitled to: • compensation accrued at the time of termination

•
a lump sum payment equal to his pro rata annual cash incentive compensation target for the year of termination

•
continued medical, prescription and dental benefits to him and/or his family for 18 months after his termination date

•
under his employment agreement, full and immediate vesting of his equity awards, other than any performance-based equity award that specifically supersedes the vesting provision of his employment agreement; under the Company’s form of award agreement for the PSUs granted in 2018 and under the award agreement for Mr. Fear’s performance-based restricted shares granted in 2018, if the NEO’s service terminates due to death or disability during the performance period, the target number of shares vest on the effective date of termination

•
under the form of award agreement for the AO LTIP Units, pro-rata vesting of his unvested AO LTIP Units, if the stock appreciation performance-based metric has already been met or is met within 90 days following such termination

Change in Control
Under the Amended and Restated 2013 Equity Incentive Plan, in the event of a “corporate transaction” (as defined in such plan) where outstanding equity awards are not assumed by our corporate successor, the NEO would receive:
•
full and immediate vesting of all equity awards that were granted under our previous equity incentive plans

•
full and immediate vesting of all time-vested equity awards granted under the Amended and Restated 2013 Equity Incentive Plan (unless we elect to cancel such awards and pay the value received in the corporate transaction by holders of shares for them)

•
settlement of performance awards (i) at target if less than half the performance period has passed or if actual performance is not determinable, and (ii) based on actual performance to date if at least half the performance period has passed

Under the form of award agreement for the PSUs granted in 2018, in the event of a corporate transaction, the NEO would receive full and immediate vesting of the PSUs at the target level.
Under the form of award agreement for the AO LTIP Units, in the event of a corporate transaction, if the AO LTIP Units are not assumed, continued, or substituted for, the stock appreciation performance-based metric is pro-rated through the date of the corporate transaction, and if the deal price for the corporate transaction would satisfy the pro-rated stock appreciation performance-based metric, the AO LTIP Units will vest and become exercisable in full.

For purposes of the foregoing scenarios, “Cause,” “Good Reason,” “Change in Control,” and “CIC Protection Period” are defined as follows:
•
Cause. Each of the employment agreements generally defines “cause” as an executive’s (i) conviction for or pleading nolo contendere to a felony; (ii) commission of an act of fraud, theft or dishonesty related to our business or his duties; (iii) willful and continuing failure or habitual neglect to perform his duties; (iv) material violation of confidentiality covenants, non-competition agreement or other restrictive covenants contained in the employment agreement; or (v) willful and continuing breach of the employment agreement.
•
Good Reason. Each of the employment agreements generally defines “good reason” as (i) a material reduction in the executive’s authority, duties and responsibilities or the assignment to him of duties materially and adversely inconsistent with his position; (ii) a material reduction in the executive’s annual salary that is not in connection with a reduction of compensation applicable to senior management employees; (iii) our requirement that the executive’s work location be moved more than 50 miles from our principal place of business in Indianapolis, Indiana; (iv) our failure to obtain a reasonably satisfactory agreement in form and substance to the executive from any successor to our business to assume and perform the employment agreement; or (v) our material breach of the employment agreement.

•
Change in Control. The Amended and Restated 2013 Equity Incentive Plan generally defines “corporate transaction” as the first occurrence of, in a single transaction or in a series of related transactions, of any of the following events: (i) our dissolution or liquidation or a merger, consolidation, or reorganization of us with one or more other entities in which we are not the surviving entity; (ii) a consummated sale of all or substantially all of the assets of us to another person or entity; (iii) any transaction (including a merger or reorganization in which we are the surviving entity) that results in any person or entity (other than persons or entities who are shareholders or affiliates of us immediately prior to the transaction) owning 30% or more of the combined voting power of all classes of our shares; or (iv) a change in the composition of our Board as of July 23, 2004, in which the incumbent trustees cease, for any reason, to constitute a majority of the Board unless each trustee who was not an incumbent trustee was elected, or nominated for election, and approved by a vote of at least a majority of the incumbent trustees and trustees subsequently so elected or nominated, excluding those trustees who initially assumed office as a result of an actual or threatened election contest or other solicitation of proxies by or on behalf of an individual, entity or group other than the Board.

•
CIC Protection Period. Each of the employment agreements defines “CIC Protection Period” as the period commencing as of the date of the consummation of a Change in Control and ending on the second anniversary of the consummation of such Change in Control.

On November 3, 2020, Scott E. Murray resigned from his positions with the Company effective as of November 11, 2020, and he and the Company entered into the Separation Agreement, which provided for payments and benefits described under “Additional Information Related to Summary Compensation Table and Grants of Plan-Based Awards Table” at page 46.

QUANTIFICATION OF BENEFITS UNDER TERMINATION EVENTS

The tables below set forth the amount that we would have been required to pay each of the NEOs (other than Mr. Murray) under the termination events described above or upon a change in control, assuming the termination or change in control occurred on December 31, 2020.
Benefits and Payments	Without Cause or For Good Reason outside CIC Protection Period	Without Cause or For Good Reason during CIC Protection Period	For Cause or Without Good Reason (1)	Death or Disability	Change in Control (No Termination) (2)

John A. Kite
Cash Severance (3)	$7,905,197	$7,905,197	$1,031,250	$1,031,250	—
Accelerated Vesting of Non-Vested Equity Awards (4)(5)	$5,716,545	$5,716,545	—	$5,382,757	$5,382,757
Medical Benefits	$21,256	$21,256	—	$21,256	—
Total	$13,642,998	$13,642,998	$1,031,250	$6,435,264	$5,382,757

Thomas K. McGowan
Cash Severance	$3,771,126	$3,771,126	$480,000	$480,000	—
Accelerated Vesting of Non-Vested Equity Awards (4)(5)	$2,476,344	$2,476,344	—	$2,345,234	$2,345,234
Medical Benefits	$13,184	$13,184	—	$13,184	—
Total	$6,260,654	$6,260,654	$480,000	$2,838,419	$2,345,234

Heath R. Fear
Cash Severance	$2,325,000	$3,262,500	$450,000	$450,000	—
Accelerated Vesting of Non-Vested Equity Awards (4)(5)	$2,156,896	$2,255,774	—	$2,255,774	$2,255,774
Medical Benefits	$0	$0	—	$—	—
Total	$4,481,896	$5,518,274	$450,000	$2,606,896	$2,156,896

(1)
The amounts in this column reflect the “Compensation Accrued at Termination” as defined in each NEO’s Executive Employment Agreement, which includes the “Annual Cash Incentive” for 2020 performance, which is only payable because the applicable presumed termination date for purposes of this table is assumed to be the last day of the Company’s 2020 fiscal year (and would not otherwise be payable upon any termination prior to such date).

(2)
Consists of a “Corporate Transaction” under the Amended and Restated 2013 Equity Incentive Plan in which outstanding equity awards are not assumed by our corporate successor. Amounts in this column are payable (i) by operation of our Amended and Restated 2013 Equity Incentive Plan, (ii) for PSUs granted in 2018, by operation of the applicable award agreement, which provides for acceleration at the target level upon a Corporate Transaction and (iii) for AO LTIP Units, by operation of the applicable award agreement, which provides for full acceleration if the deal price upon a Corporate Transaction would satisfy the performance metric, pro-rated through the date of such Corporate Transaction. For the performance-based restricted shares granted to Mr. Fear in 2018, we assumed a performance level of target multiplied by the closing price of  $14.96 on December 31, 2020. For the 2019 AO LTIP Units and the 2020 AO LTIP Units, we assumed that the pro-rata stock appreciation performance-based hurdle was satisfied and that the AO LTIP Units vested and were exercisable in full on December 31, 2020, at the average closing price for the prior ten trading days. But, both the 2019 AO LTIP Units and the 2020 AO LTIP Units were “out-of-the-money” as of December 31, 2020 (that is, they have an exercise price in excess of the average closing price for the ten trading days prior to December 31, 2020), so no value has been attributed to such awards above.

(3)
For purposes of the pro-rata annual cash incentive compensation for the year of termination included as part of  “Cash Severance” for the first two columns, this row does not provide for any pro-ration because the applicable presumed termination date for purposes of this table is assumed to be the last day of the Company’s 2020 fiscal year.

(4)
For purposes of a termination without Cause or for Good Reason outside a CIC Protection Period, amount calculated as (i) the number of shares that have not vested (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2020 Table) multiplied by the closing price of our common shares of  $14.96 on December 31, 2020; (ii) for Messrs. Kite and McGowan, vesting and payout of 2018 PSUs based on actual performance (which exceeded target), which has not been pro-rated because the applicable presumed termination date for purposes of this table is assumed to be the last day of the Company’s 2020 fiscal year (that is, the last day of the performance period); (iii) for Mr. Fear, pro-rata vesting and payout of his performance-based restricted shares in 2018 based on a performance level of target multiplied by the closing price of $14.96 on December 31, 2020; and (iv) for the 2019 AO LTIP Units and the 2020 AO LTIP Units, vesting and exercise of the pro-rated number of AO LTIP Units granted based on number of days between grant date and third anniversary of the grant date, valued on December 31, 2020, using the average closing price of the Company’s stock for the previous ten trading days and assuming the performance threshold was satisfied as of the date of termination or 90 days thereafter. But, both the 2019 AO LTIP Units and the 2020 AO LTIP Units were “out-of-the-money” as of December 31, 2020 (that is, they have an exercise price in excess of the average closing price for the ten trading days prior to December 31, 2020), so no value has been attributed to such awards above.
(5)
For purposes of a termination without Cause or for Good Reason during a CIC Protection Period, amount calculated as (i) the number of shares that have not vested (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2020 Table) multiplied by the closing price of our common shares of  $14.96 on December 31, 2020; (ii) for Messrs. Kite and McGowan, vesting and payout of 2018 PSUs based on actual performance (which exceeded target) multiplied by the closing price of our common shares of  $14.96 on December 31, 2020; (iii) for Mr. Fear, vesting and payout of his performance-based restricted shares granted in 2018 based on a performance level of target multiplied by the closing price of  $14.96 on December 31, 2020; and (iv) for the 2019 AO LTIP Units and 2020 AO LTIP Units, vesting and exercise of the pro-rated number of AO LTIP Units granted based on number of days between grant date and third anniversary of the grant date, valued on December 31, 2020, using the average closing price of the Company’s stock for the previous ten trading days and assuming the performance threshold was satisfied as of the date of termination or 90 days thereafter. But, both the 2019 AO LTIP Units and the 2020 AO LTIP Units were “out-of-the-money” as of December 31, 2020 (that is, they have an exercise price in excess of the average closing price for the ten trading days prior to December 31, 2020), so no value has been attributed to such awards above.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common shares that may be issued under all of our existing equity compensation plans as of December 31, 2020.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)

Equity compensation plans approved by shareholders	867,843	$16.93	1,604,930
Equity compensation plans not approved by shareholders	—	—	—
Total		$16.93	1,604,930

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021. After careful consideration of the matter and in recognition of the importance of this matter to our shareholders, the Board has determined that it is in the best interests of the Company and our shareholders to seek the ratification by our shareholders of our Audit Committee’s selection of our independent registered public accounting firm. A representative of KPMG will be present at the annual meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
On November 20, 2019, following an evaluation of proposals for audit services from independent registered public accounting firms, the Audit Committee approved the appointment of KPMG as the independent registered accounting firm for the Company and the Operating Partnership beginning with the fiscal year ending December 31, 2020. Ernst & Young LLP had been engaged to audit the Company’s financial statements for the years ending December 31, 2019 and 2018. Ernst & Young LLP’s audit report for our consolidated financial statements for the fiscal years ended ending December 31, 2019 and 2018 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2019 and 2018, there were (i) no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in its report, and (ii) no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast at the annual meeting with respect to the matter is required to ratify the appointment of KPMG as our independent registered public accounting firm. For purposes of this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote. Even if the appointment of KPMG as our independent registered public accounting firm is ratified, our Board and the Audit Committee may, in their discretion, change that appointment at any time during the year should they determine such a change would be in the best interests of the Company and our shareholders. If the appointment of KPMG is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.
OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FEES
The following summarizes the fees billed by KMPG for services performed for the years ended December 31, 2020 and 2019:
	2020	2019

Audit Fees (1)	$762,500	—
Audit-Related Fees	—	—
Tax Fees	—	$8,709
All Other Fees	—	—
Total	$762,500	$8,709

(1)
Represents fees for the audit of the financial statements and the attestation on the effectiveness of internal control over financial reporting.

PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any permitted non-audit service to the Company. The Audit Committee has delegated authority to its chairman to pre-approve engagements for the performance of audit and non-audit services, for which the estimated cost for such services shall not exceed $200,000. The chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement.
All audit-related and non-audit services provided to us by KPMG since our engagement of KPMG as our independent registered public accounting firm have been pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently composed of Dr. Charles H. Wurtzebach, Ms. Christie B. Kelly and Mr. David R. O’Reilly. The members of the Audit Committee are appointed by and serve at the discretion of the Board.
One of the principal purposes of the Audit Committee is to assist the Board in the oversight of the integrity of the Company’s financial statements. The Company’s management team has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2020 with our management.
The Audit Committee also is responsible for assisting the Board in the oversight of the qualification, independence and performance of the Company’s independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has received both the written disclosures and the letter regarding the independent auditor’s independence required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence. In addition, the Audit Committee considers whether the provision of non-audit services, and the fees charged for such non-audit services, by the independent auditor are compatible with maintaining the independence of the independent auditor from management and the Company.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements for 2020 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.
Respectfully submitted,
The Audit Committee of the Board of Trustees
CHARLES H. WURTZEBACH (CHAIRMAN)
CHRISTIE B. KELLY
DAVID R. O’REILLY

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common shares and units of limited partnership interest of our Operating Partnership, as of March 17, 2021 by:
•
each of our trustees;

•
each of our NEOs;

•
all of our trustees and executive officers as a group; and

•
each person known to us to be the beneficial owner of more than five percent of our common shares.

Unless otherwise indicated, the information set forth below is as of March 17, 2021, the record date for the annual meeting. Operating partnership units are redeemable for an equal number of our common shares or cash, at our election, beginning one year after the date of issuance. Unless otherwise indicated, all shares and operating partnership units are owned directly and the indicated person has sole voting and dispositive power with respect to such shares or operating partnership units.
The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or dispositive power with respect to such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement.

Unless otherwise indicated, the address of each person listed below is c/o Kite Realty Group Trust, 30 South Meridian Street, Suite 1100, Indianapolis, IN 46204.
NAME OF BENEFICIAL OWNER	NUMBER OF SHARES AND UNITS BENEFICIALLY OWNED (1)	% OF ALL SHARES (2)	% OF ALL SHARES AND UNITS (3)
Executive Officers and Trustees

John A. Kite (4)	877,106	1.0%	1.0%
Thomas K. McGowan (5)	388,112	*	*
Heath R. Fear (6)	79,381	*	*
Scott E. Murray (7)	5,410	*	*
William E. Bindley	189,277	*	*
Derrick Burks	—	*	*
Victor J. Coleman	57,352	*	*
Lee A. Daniels	40,128	*	*
Christie B. Kelly	42,122	*	*
David R. O’Reilly	39,210	*	*
Barton R. Peterson	56,066	*	*
Charles H. Wurtzebach	44,122	*	*
Caroline L. Young	13,035	*	*
All executive officers and trustees as a group (12 persons) (8)	1,825,911	2.2%	2.1%
More than Five Percent Beneficial Owners
Blackrock, Inc. (9)	14,784,890	17.5%	17.0%
The Vanguard Group, Inc. (10)	13,021,947	15.4%	15.0%
Macquarie Group Limited (11)	5,193,491	6.1%	6.0%
Fuller & Thaler Asset Management, Inc. (12)	4,426,659	5.2%	5.1%
State Street Corporation (13)	4,308,600	5.1%	5.0%

*
Less than 1%

(1)
Includes, for the named person(s), the sum of  (a) the total number of common shares and (b) the total number of common shares issuable to such person(s) upon exchange of certain interests in our Operating Partnership within 60 days of March 17, 2021, including OP Units and vested LTIP Units, which are exchangeable for common shares upon conversion to OP Units.

(2)
The total number of shares deemed outstanding and used in calculating this percentage for the named person(s) is the sum of  (a) 84,486,162 common shares outstanding as of March 17, 2021, (b) the number of common shares that are issuable to such person(s) upon exercise of options that are exercisable within 60 days of March 17, 2021 , and (c) the number of common shares issuable to such person(s) upon redemption of limited partnership units owned by such person(s), including vested LTIP Units, which are exchangeable for common shares upon conversion to OP Units. All limited partnership units held by the named persons are currently redeemable for common shares or cash at the Company’s option.

(3)
The total number of shares and units deemed outstanding and used in calculating this percentage for the named person(s) is the sum of  (a) 84,486,162 common shares outstanding as of March 17, 2021, (b) 2,005,026 limited partnership units outstanding as of March 17, 2021 (other than such units held by us), (c) the number of common shares that are issuable to such person(s) upon exercise of options that are exercisable within 60 days of March 17, 2021 and (d) outstanding vested LTIP Units, which are exchangeable for common shares upon conversion to OP Units. Assumes that all outstanding vested LTIP Units that each person owns have been converted into OP Units.
(4)
Includes 104,121 common shares and 770,887 limited partnership units owned directly by John A. Kite and 2,098 common shares owned by Mr. Kite’s spouse. Of the shares and units included as beneficially owned by Mr. John A. Kite, 9,857 shares and 326,067 units are pledged to secure indebtedness owed by Mr. John A. Kite or his affiliates. Excludes 257,317 unvested time-based LTIPs owned by Mr. Kite.

(5)
Includes 106,028 common shares and 277,084 limited partnership units owned directly by Thomas K. McGowan, and 5,000 limited partnership units held by an irrevocable trust. Excludes 119,834 unvested time-based LTIPs owned by McGowan.

(6)
Includes 71,685 common shares and 7,696 limited partnership units owned directly by Heath R. Fear. Excludes 98,676 unvested time-based LTIPs owned by Mr. Fear.

(7)
Includes 5,410 limited partnership units owned directly by Scott E. Murray.

(8)
As Mr. Murray was not an officer of the Company as of March 17, 2021, this amount excludes Mr. Murray’s limited partnership units.

(9)
Based on information provided by Blackrock, Inc. (“Blackrock”) in a Schedule 13G filed with the SEC on January 25, 2021. Blackrock has sole voting power with respect to 14,597,170 shares, shared voting power with respect to none of these shares, sole dispositive power with respect to 14,784,890 of these shares and shared dispositive power with respect to none of these shares. The address of Blackrock, as reported by it in the Schedule 13G, is 55 East 52nd Street, New York, New York 10055. Blackrock reports that it is the parent holding company for certain persons or entities that have acquired our common shares and that are listed in that Schedule 13G.

(10)
Based on information provided by The Vanguard Group (“Vanguard Group”) in a Schedule 13G/A filed with the SEC on February 10, 2021. Vanguard Group has sole voting power with respect to no shares, shared voting power with respect to 262,162 shares, sole dispositive power with respect to12,693,503 of these shares and shared dispositive power with respect to 328,444 of these shares. The address of Vanguard Group, as reported by it in the Schedule 13G/A, is 100 Vanguard Blvd., Malvern, PA 19355. Vanguard Group reports that it is the parent holding company for certain persons or entities that have acquired our common shares and that are listed in that Schedule 13G/A.

(11)
Based on information provided by Macquarie Group Limited (“Macquarie Group”), Macquarie Bank Limited, Macquarie Investment Management Holdings Inc., Macquarie Investment Management Business Trust, Macquarie Investment Management Australia Limited, and Macquarie Investment Management Global Limited (collectively, the “Macquarie Parties”) in a Schedule 13G/A jointly filed with the SEC on February 12, 2021. Macquarie Group is deemed to beneficially own 5,193,491 shares due to reporting person’s ownership or affiliation with the other Macquarie Parties. The address of Macquarie Group, as reported by it in the Schedule 13G/A, is 50 Martin Place Sydney, New South Wales, Australia. Macquarie Group reports that it is the parent holding company for certain persons or entities that have acquired our common shares and that are listed in that Schedule 13G/A.

(12)
Based on information provided by Fuller & Thaler Asset Management, Inc. (“Fuller & Thaler”) in a Schedule 13G filed with the SEC on February 11, 2021. Fuller & Thaler has sole voting power with respect to 4,292,899 shares, shared voting power with respect to no shares, sole dispositive power with respect to 4,426,659 shares and shared dispositive power with respect to none of these shares. The address of Fuller & Thaler, as reported by it in the Schedule 13G, is 411 Borel Avenue, Suite 300, San Mateo, CA 94402.

(13)
Based on information provided by State Street Corporation (“State Street”) in a Schedule 13G filed with the SEC on February 9, 2021. State Street has sole voting power with respect to no shares, shared voting power with respect to 3,795,816 shares, sole dispositive power with respect to no shares and shared dispositive power with respect to 4,308,600 of these shares. The address of State Street, as reported by it in the Schedule 13G, is One Lincoln Street Boston, Massachusetts 02111. State Street reports that it is the parent holding company for certain persons or entities that have acquired our common shares and that are listed in that Schedule 13G.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED PERSON TRANSACTION POLICY
We have adopted a written related person transaction approval policy to further the goal of ensuring that any related person transaction is properly reviewed, and if necessary approved, first by our Corporate Governance and Nominating Committee, and if appropriate, a majority of the disinterested trustees of our Board. The policy applies to transactions or arrangements between us and any related person, including trustees, trustee nominees, executive officers, greater than 5% shareholders and the immediate family members of each of these groups. This policy does not, however, apply with respect to general conflicts between our interests and our employees, officers and trustees, including issues relating to engaging in a competing business and performing outside or additional work, which are reported and handled in accordance with our separate Code of Business Conduct and Ethics and other procedures and guidelines that we may implement from time to time.
Under the policy, the trustees and executive officers are responsible for identifying and reporting to our Compliance Officer any proposed transaction with a related person. Upon notification, the Compliance Officer begins collecting information regarding the transaction and notifies the Corporate Governance and Nominating Committee Chairperson of such transaction. The Chairperson of the Corporate Governance and Nominating Committee determines whether the proposed transaction is required to be, or otherwise should be, reviewed by the Corporate Governance and Nominating Committee.
If the proposed transaction is required to be approved by a majority of the disinterested members of our Board in accordance with our Declaration of Trust or corporate governance guidelines, the Corporate Governance and Nominating Committee makes a recommendation regarding the proposed transaction, and the disinterested trustees determine whether it is appropriate and advisable for us to engage in the proposed transaction. If the transaction involves a trustee, that trustee does not participate in the action regarding whether to approve or ratify the transaction. If the proposed transaction is not required to be approved by a majority of the disinterested members of our Board, the Corporate Governance and Nominating Committee has the final authority to approve or disapprove the proposed transaction.
The following information summarizes our transactions with related parties during 2020 that were subject to our related person transaction policy:
We have entered into an agreement to reimburse KMI, a company in which John A. Kite and his father, Alvin E. Kite, Jr. currently own directly or indirectly all the interests, for company use of an airplane owned by KMI. This agreement allows for the use by us and our consultants of the airplane solely for business related travel for an established reimbursement amount per hour plus applicable taxes. During 2020, expense reimbursement to KMI was approximately $0.4 million for the use of the airplane, which included sales tax. Neither John A. Kite nor Alvin E. Kite, Jr. had any interest in the expense reimbursement made to KMI, other than with respect to their ownership interests in that company.

OTHER MATTERS
DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires that our executive officers and trustees, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Executive officers, trustees and greater than 10% shareholders are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 that they file.
Except as set forth below, to our knowledge, based on our review of the copies of such forms and amendments thereto, and/or on written representations from the reporting persons that they were not required to file a Form 5 for the fiscal year, we believe that our executive officers, trustees and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2020.
On March 29, 2021, a late Form 4 was filed for Victor J. Coleman with respect to a transaction that occurred on April 1, 2020 involving the award of 1,022 deferred share units issued in lieu of a portion of Mr. Coleman’s cash retainer.
OTHER MATTERS TO COME BEFORE THE 2021 ANNUAL MEETING

No other matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by our Board, or, if no such recommendation is given, in their own discretion.
SHAREHOLDERS PROPOSALS AND NOMINATIONS FOR THE 2022 ANNUAL MEETING

Any shareholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the next annual meeting of shareholders must be received at our principal executive offices no later than December 1, 2021.However, if we hold our 2022 annual meeting on a date that is more than 30 days before or after May 12, 2022, shareholders must submit proposals for inclusion in our 2022 proxy statement within a reasonable time before we begin to print our proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in our proxy materials unless conditions specified in the rule are met.
In addition, any shareholder who wishes to propose a nominee to our Board or propose any other business to be considered by the shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 13 of our bylaws, which are on file with the SEC and may be obtained from Investor Relations upon request. These notice provisions require that nominations of persons for election to our Board and the proposal of business to be considered by the shareholders for the 2022 annual meeting must be received no earlier than December 1, 2021, and not later than 5:00 p.m. EST on December 31, 2021. However, in the event that the date of the notice of the 2022 annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the notice of the 2022 annual meeting, notice by the shareholder to be timely must be received no earlier than the 120th day prior to the date of mailing of the notice for the 2022 annual meeting and not later than 5:00 p.m. EST on the later of the 90th day prior to the date of mailing of the notice for the 2022 annual meeting or the 10th day following the date that we publicly announce the date of mailing of the notice for the 2022 annual meeting.
Pursuant to SEC rules and the advance notice provisions of our bylaws, if a shareholder notifies us after December 31, 2021 of an intent to present a proposal at the 2022 annual meeting of shareholders and the proposal is voted upon at the 2022 annual meeting, our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal.
HOUSEHOLDING OF PROXY MATERIALS

If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and proxy to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Householding Department, 51 Mercedes Way, Edgewood, NY 11717 (telephone number: 1-866-540-7095). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our annual report, we will send a copy to you if you address your written request to or call Kite Realty Group Trust, 30 South Meridian Street, Suite 1100, Indianapolis, Indiana 46204, Attention: Investor Relations (telephone number: 317-577-5600). If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting Investor Relations in the same manner.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR SHAREHOLDER MEETING ON MAY 12, 2021

This proxy statement, our annual report to shareholders and our annual report on Form 10-K for the year ended December 31, 2020 are available on our website at www.kiterealty.com under the investor relations section of the website. In addition, our shareholders may access this information, as well as transmit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand.
Additional copies of this proxy statement, our annual report to shareholders or our annual report on Form 10-K for the year ended December 31, 2020 will be furnished without charge upon written request to the Corporate Secretary at the mailing address for our executive offices set forth on the first page of this proxy statement. If requested by eligible shareholders, we will provide copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2020 for a reasonable fee.
* * * *
By Order of the Board of Trustees,

Heath R. Fear
Executive Vice President, Chief Financial Officer and Corporate Secretary
Indianapolis, Indiana March 31, 2021

VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic deliveryof information up until 11:59 P.M. EDT on May 11, 2021. Have your proxy cardin hand when you access the website and follow the instructions to obtain yourrecords and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxy cardsand annual reports electronically via e-mail or the Internet. To sign up for electronicdelivery, please follow the instructions above to vote using the Internet and,when prompted, indicate that you agree to receive or access proxy materialselectronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 P.M. EDT on May 11, 2021. Have your proxy card in hand when you calland then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717. Mailed voting instructions mustbe received by 11:59 P.M. EDT on May 11, 2021.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D36396-P52030 For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! KITE REALTY GROUP TRUST 2. Advisory vote on executive compensation. 3. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for Kite Realty Group Trust for the fiscal year ending December 31, 2021. 1a. John A. Kite 1. Election of Trustees Nominees: The Board of Trustees recommends you vote FOR all of the following nominees: The Board of Trustees recommends you vote FOR proposals 2 and 3. NOTE: TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE SHAREHOLDER SUBMITTING THIS PROXY ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. 1b. William E. Bindley 1c. Derrick Burks 1d. Victor J. Coleman 1e. Lee A. Daniels 1f. Christie B. Kelly 1g. David R. O'Reilly 1h. Barton R. Peterson 1i. Charles H. Wurtzebach 1j. Caroline L. Young Please sign exactly as your name(s)
appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

P52030Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The proxy materials for the Kite Reality Group Trust Annual Meeting of Shareholders, including the Notice and Proxy Statement and Annual Report, are available at www.proxyvote.com. D36397-P52030 KITE REALTY GROUP TRUSTProxy Solicited By The Board of TrusteesFor The Annual Meeting of ShareholdersTo Be Held May 12, 2021This proxy is solicited on behalf of the Board of Trustees of Kite Realty Group Trust. The undersigned shareholder of Kite Realty Group Trust hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated on March 31, 2021, and hereby appoints John A. Kite and Heath R. Fear, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the common shares of Kite Realty Group Trust that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Kite Realty Group Trust to be held at30 S. Meridian Street, Indianapolis, Indiana 46204 on Wednesday, May 12, 2021 at 9:00 a.m. EDT, and at any and all postponements and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THIS PROXY, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR"PROPOSAL 3 AND WITH RESPECT TO ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY SHALL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED ABOVE.Continued and to be signed on reverse side